IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the
SEC for the offering to which this communication relates. Before you invest, you should read the
Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or
Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO
WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER
(OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND
MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE
MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY
GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This term sheet is not required to, and does not contain all information that is required to be included in the prospectus and the prospectus supplement for the Offered Certificates.  The information in this term sheet is preliminary and is subject to completion or change.

The  information in this term sheet,  if conveyed prior to the time of your  commitment to purchase any of the Offered  Certificates,  supersedes  information  contained in any prior  similar term sheet,  the term sheet supplement and any other free writing prospectus relating to those Offered Certificates.

This term sheet and the related  term sheet  supplement  is not an offer to sell or a  solicitation  of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

March 29, 2007

Important notice about information presented in any final term sheet for any class of Offered
Certificates, the term sheet supplement and the related base prospectus with respect to the Offered
Certificates

We provide  information  to you about the Offered  Certificates  in three or more separate  documents that provide progressively more detail:

         o        the  related  base   prospectus,   dated  December  6,  2006,   which  provides  general
                  information, some of which may not apply to the Offered Certificates;

         o        the term sheet  supplement,  dated March 16, 2007,  which provides  general  information about series of  certificates  issued  pursuant to the  Depositor's QH program,  some of which may not apply to the Offered Certificates; and

         o        this  term  sheet,   which  describes  terms   applicable  to  the  classes  of  Offered
                  Certificates   described  herein  and  provides  a  description  of  certain  collateral stipulations regarding the mortgage loans and the parties to the transaction.

The registration statement to which this offering relates is Commission File Number 333-131213.

This term sheet  provides a very general  overview of certain terms of the Offered  Certificates  and does not contain  all of the  information  that you should  consider in making  your  investment  decision.  To understand  all of the terms of a class of the  Offered  Certificates,  you  should  read  carefully  this document, the term sheet supplement, and the entire base prospectus.

The related base prospectus may be found by visiting EDGAR on the SEC web site at www.sec.gov.

If the description of the Offered Certificates in this term sheet differs from the description of the senior certificates in the related base prospectus or the term sheet supplement, you should rely on the description in this term sheet.  Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the term sheet supplement and the related base prospectus.

The Offered Certificates are reflected in the table below.

The  information  in this term sheet,  if conveyed  prior to the time of your  contractual  commitment  to purchase any of the Offered  Certificates,  supersedes  any  information  contained  in any prior  similar materials  relating  to such  certificates.  The  information  in this term sheet is  preliminary,  and is subject to  completion  or change.  This term sheet is being  delivered  to you solely to provide you with information  about the  offering  of the  certificates  referred  to in this term  sheet and to solicit an offer to purchase the  certificates,  when, as and if issued.  Any such offer to purchase made by you will not be  accepted  and  will  not  constitute  a  contractual  commitment  by you  to  purchase  any of the certificates, until we have accepted your offer to purchase certificates.

The  certificates  referred  to in these  materials  are being sold when,  as and if issued.  The  issuing entity  is not  obligated  to issue  such  certificates  or any  similar  security  and the  underwriter's obligation  to  deliver  such  certificates  is subject to the terms and  conditions  of the  underwriting agreement  with the issuing entity and the  availability  of such  certificates  when, as and if issued by the issuing entity. You are advised that the terms of the Offered  Certificates,  and the  characteristics of the mortgage  loan pool backing them,  may change (due,  among other things,  to the  possibility  that mortgage  loans that  comprise the pool may become  delinquent  or defaulted or may be removed or replaced and that similar or  different  mortgage  loans may be added to the pool,  and that one or more classes of certificates  may be split,  combined or  eliminated),  at any time prior to issuance or availability of a final  prospectus.  You are advised  that  certificates  may not be issued  that have the  characteristics described  in  these  materials.  The  underwriter's  obligation  to  sell  such  certificates  to  you is conditioned  on the  mortgage  loans  and  certificates  having  the  characteristics  described  in these materials.  If for any reason the issuing  entity  does not deliver  such  certificates,  the  underwriter will notify you, and neither the issuing  entity nor any  underwriter  will have any  obligation to you to deliver all or any portion of the  certificates  which you have  committed  to  purchase,  and none of the issuing  entity nor any  underwriter  will be liable for any costs or damages  whatsoever  arising from or related to such non-delivery.

None of the issuing entity of the certificates or any of its affiliates  prepared,  provided,  approved or verified any  statistical or numerical  information  presented  herein,  although that  information may be based in part on loan level data provided by the issuing entity or its affiliates.

Risk Factors

The Offered  Certificates are not suitable  investments for all investors.  In particular,  you should not purchase any class of Offered  Certificates  unless you understand the prepayment,  credit,  liquidity and market risks  associated with that class.  The Offered  Certificates  are complex  securities.  You should possess,  either alone or together with an  investment  advisor,  the expertise  necessary to evaluate the information  contained in this term sheet,  the term sheet  supplement and the related base prospectus for the Offered  Certificates  in the context of your  financial  situation and tolerance for risk. You should carefully  consider,  among other  things,  all of the  applicable  risk  factors in  connection  with the purchase of any class of the Offered  Certificates  listed in the section  entitled  "Risk Factors" in the term sheet supplement.

                            $349,476,000 (approximate) of Offered Certificates
                                   RALI Series 2007-QH3 Trust - Issuer
                               Residential Accredit Loans, Inc. - Depositor
                     Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QH3

Description of the Offered Certificates

---------------- ------------------ -------------------- ----------------- -------------------- -------------- ---------------------------
                    Approximate
                    Certificate                               Credit             Initial          Estimated
                     Principal            Ratings          Enhancement      Pass-Through Rate     Avg. Life     Principal Payment Window
 Certificates     Balance ($) (1)      (Moody's/S&P)     Percentage(2)(3)         (4)             (yrs) (5)               (5)
---------------- ------------------ -------------------- ----------------- -------------------- -------------- ---------------------------
      A-1            198,727,000          Aaa/AAA             43.42%          LIBOR +0.16%          3.27         Apr. 2007 - Sept. 2015
---------------- ------------------ -------------------- ----------------- -------------------- -------------- ---------------------------
      A-2             82,803,000          Aaa/AAA             19.85%          LIBOR +0.21%          3.27         Apr. 2007 - Sept. 2015
---------------- ------------------ -------------------- ----------------- -------------------- -------------- ---------------------------
      A-3             49,682,000          Aaa/AAA             5.70%           LIBOR +0.25%          3.27         Apr. 2007 - Sept. 2015
---------------- ------------------ -------------------- ----------------- -------------------- -------------- ---------------------------
      M-1              3,513,000          Aa1/AA+             4.70%           LIBOR +0.45%          6.11         Oct. 2010 - Sept. 2015
---------------- ------------------ -------------------- ----------------- -------------------- -------------- ---------------------------
      M-2              4,390,000          Aa1/AA              3.45%           LIBOR +0.50%          6.10         Oct. 2010 - Sept. 2015
---------------- ------------------ -------------------- ----------------- -------------------- -------------- ---------------------------
      M-3              1,756,000          Aa2/AA-             2.95%           LIBOR +0.60%          6.10         Oct. 2010 - Sept. 2015
---------------- ------------------ -------------------- ----------------- -------------------- -------------- ---------------------------
      M-4              1,581,000          Aa2/A+              2.50%           LIBOR +0.70%          6.10         Oct. 2010 - Sept. 2015
---------------- ------------------ -------------------- ----------------- -------------------- -------------- ---------------------------
      M-5              1,229,000           Aa3/A              2.15%           LIBOR +0.75%          6.05         Oct. 2010 - Sept. 2015
---------------- ------------------ -------------------- ----------------- -------------------- -------------- ---------------------------
      M-6              1,229,000           A1/A-              1.80%           LIBOR +0.80%          5.92         Oct. 2010 - Mar. 2015
---------------- ------------------ -------------------- ----------------- -------------------- -------------- ---------------------------
      M-7              1,230,000          A2/BBB+             1.45%           LIBOR +1.50%          5.73         Oct. 2010 - Aug. 2014
---------------- ------------------ -------------------- ----------------- -------------------- -------------- ---------------------------
      M-8              1,580,000         Baa1/BBB-            1.00%           LIBOR +1.50%          5.45         Oct. 2010 - Nov. 2013
---------------- ------------------ -------------------- ----------------- -------------------- -------------- ---------------------------
      M-9              1,756,000          Baa3/BB             0.50%           LIBOR +1.50%          4.72         Oct. 2010 - Apr. 2013
---------------- ------------------ -------------------- ----------------- -------------------- -------------- ---------------------------

     (1) The Certificate  Principal  Balances are based on scheduled balances of the Mortgage Loans as of the Cut-Off Date and are subject to an aggregate +/- 10% variance on the Certificates.
     (2) Each Credit  Enhancement  Percentage  is based on projected  scheduled  balances of the Mortgage
         Loans as of the Cut-Off Date and is subject to a +/- 0.50% variance.
     (3) Includes fully funded  overcollateralization  of approximately 0.50%. The Class A-1 Certificates and Class A-2 Certificates  will each be a super senior class.  The Class A-2 Certificates  will be entitled to  additional  credit  support from the Class A-3  Certificates,  and the Class A-1
         Certificates  will be entitled to additional  credit support from the Class A-2 Certificates and
         Class A-3 Certificates.
     (4) The  Pass-Through  Rates  for the Class  A-1,  Class  A-2 and  Class  A-3  Certificates  will be adjustable  rates  equal to the lesser of (i)  one-month  LIBOR plus the related  margin  (which margin  will be  multiplied  by 2.0 on and  after the first  Distribution  Date  after the first possible  Optional  Clean Up Call Date) and; (ii) the Net Rate Cap (as defined  herein) for that
         Distribution  Date.  The  Pass-Through  Rates for the Class M Certificates  (as defined  herein)
         will be  adjustable  rates equal to the lesser of (i)  one-month  LIBOR plus the related  margin
         (which  margin  will be  multiplied  by 1.5 on and after the first  Distribution  Date after the first possible  Optional  Clean Up Call Date) and (ii) the Net Rate Cap (as defined  herein) for that Distribution Date.
     (5) Assuming 25% CPR (the "Pricing Prepayment Assumption") and the 10% Clean-up Call is exercised.

Mortgage Pool Description(1)

-------------------------------------------------------------- ------------------
Aggregate Principal Balance:                                        $351,233,060
-------------------------------------------------------------- ------------------
Average Loan Balance:                                                   $380,122
-------------------------------------------------------------- ------------------
Number of Loans:                                                             924
-------------------------------------------------------------- ------------------
Weighted Average Months to Roll:                                              59
-------------------------------------------------------------- ------------------
Weighted Average Term to Maturity:                                           359
-------------------------------------------------------------- ------------------
Gross WAC:                                                                7.278%
-------------------------------------------------------------- ------------------
Weighted Average Expense Rate before Reset:                               0.425%
-------------------------------------------------------------- ------------------
Net WAC:                                                                  6.853%
-------------------------------------------------------------- ------------------
Minimum Coupon:                                                           6.000%
-------------------------------------------------------------- ------------------
Maximum Coupon:                                                           8.000%
-------------------------------------------------------------- ------------------
Maximum Rate:                                                             9.950%
-------------------------------------------------------------- ------------------
Gross Margin:                                                             2.250%
-------------------------------------------------------------- ------------------
Net Margin:                                                               1.825%
-------------------------------------------------------------- ------------------
Balloon Loan Percent:                                                      1.37%
-------------------------------------------------------------- ------------------
Prepayment Penalty:                                                       83.58%
-------------------------------------------------------------- ------------------
One Year Hard Prepayment Penalties:                                       32.66%
-------------------------------------------------------------- ------------------
Three Year Hard Prepayment Penalties:                                     46.67%
-------------------------------------------------------------- ------------------
One-Month LIBOR Indexed Percent:                                           6.36%
-------------------------------------------------------------- ------------------
MTA Indexed Percent:                                                      91.39%
-------------------------------------------------------------- ------------------
One-Year LIBOR Indexed Percent:                                            2.03%
-------------------------------------------------------------- ------------------
Six-Month LIBOR Indexed Percent:                                           0.23%
-------------------------------------------------------------- ------------------
Weighted Average FICO:                                                       715
-------------------------------------------------------------- ------------------
Cash Out Refinance Percent:                                               49.49%
-------------------------------------------------------------- ------------------
California Percent:                                                       56.31%
-------------------------------------------------------------- ------------------
Primary Residence Percent:                                                86.35%
-------------------------------------------------------------- ------------------
Single Family and PUD Percent:                                            87.26%
-------------------------------------------------------------- ------------------
Single Largest Zip Code Percent:                                          68.86%
-------------------------------------------------------------- ------------------
Largest Individual Loan Balance:                                      $1,501,509
-------------------------------------------------------------- ------------------
Original Loan-to-Value Ratio:                                             72.85%
-------------------------------------------------------------- ------------------
Combined Loan-to-Value Ratio:                                             77.91%
-------------------------------------------------------------- ------------------
Final Maturity Date:                                                    3/1/2037
-------------------------------------------------------------- ------------------
(1) All percentages calculated herein are percentages of scheduled principal balances as of the
    Cut-Off Date.

Features of the Transaction

  o  Offering  consists  of  certificates  totaling  approximately  $349,476,000,  of which  approximately
     $331,212,000 will be rated Aaa/AAA by Moody's and S&P, respectively.
  o  The amount of credit support for the Class A-1  Certificates  will be approximately  43.42%,  for the
     Class  A-2  Certificates  will be  approximately  19.85%,  for the  Class  A-3  Certificates  will be approximately  5.70%, for the Class M-1 Certificates  will be approximately  4.70%, for the Class M-2
     Certificates,  will be  approximately  3.45%,  for the Class M-3  Certificates  will be approximately
     2.95%,  for the Class M-4 Certificates  will be  approximately  2.50%, for the Class M-5 Certificates will be  approximately  2.15%, for the Class M-6  Certificates  will be approximately  1.80%, for the
     Class  M-7  Certificates,  will be  approximately  1.45%,  for the Class  M-8  Certificates,  will be approximately 1.00%, and for the Class M-9 Certificates, will be approximately 0.50%
  o  The collateral consists primarily of 30-year hybrid  adjustable-rate  negative  amortization mortgage loans secured by first liens on one- to four-family  residential  properties  acquired by Residential
     Funding  Company,  LLC. The mortgage  rate on each  mortgage  loan is  adjustable,  after a specified period after origination during which the mortgage rate is fixed,  based on the MTA index,  one-month
     LIBOR index or one-year  LIBOR index.  The initial  fixed rate period for all mortgage  loans will be five years.

  o  This  transaction  will contain a swap  agreement with an initial swap notional  amount  beginning on the May  2007  Distribution  Date of  approximately  $336,728,763.  The  swap  notional  amount  will amortize in accordance with the swap schedule.  Under the swap agreement,  on each  Distribution Date prior to the  termination  of the swap  agreement  (except  for the  first  Distribution  Date),  the supplemental  interest  trust will be  obligated  to pay an amount equal to a per annum rate of 5.02%
     (on an  actual/360  basis) on the swap  notional  amount to the swap  provider  and the  supplemental interest  trust will be entitled to receive an amount  equal to a per annum rate of  one-month  LIBOR
     (on an actual/360  basis) on the swap notional  amount from the swap  provider.  See page 21 for swap agreement details.

Time Table

Cut-Off Date:           March 1, 2007

Closing Date:           March 29, 2007

Distribution Date:      25th of each month or the next business day if such day is not a business day.

First Distribution      April 25, 2007
Date:

Assumed Final           The Distribution Date occurring in April 2037.  The actual final Distribution Date could be
Distribution Date:      substantially earlier.

Key Terms

Issuer:                 RALI Series 2007-QH3 Trust

Depositor:              Residential Accredit Loans, Inc.

Lead Underwriter:       Goldman, Sachs & Co.

Co-Manager:             Residential Funding Securities, LLC, a wholly owned subsidiary of Residential Funding Company, LLC

Master Servicer:        Residential Funding Company, LLC

Trustee:                Deutsche Bank Trust Company Americas

Supplemental Interest   Deutsche Bank Trust Company Americas
Trust Trustee:

Significant Servicers:  Servicers  that  may  subservice  10% or  more  by  principal  amount  of the  mortgage  loans  include
                        HomeComings Financial, LLC, a wholly-owned subsidiary of the Master Servicer.

Swap  Provider:         TBD

Rating Agencies:        Moody's Investor Services, Inc. and Standard & Poor's, a division of the McGraw Hill Companies, Inc.

Type of Issuance:       Public for all the Offered Certificates.

Offered Certificates:   Class A Certificates and Class M Certificates

Class A Certificates:   Class A-1, Class A-2 and Class A-3 Certificates

Class M Certificates:   Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and
                        Class M-9 Certificates

LIBOR Certificates:     Class A Certificates and Class M Certificates

Servicer Advancing:     The Master  Servicer  is  obligated  to  advance  delinquent  mortgagor  payments  through  the date of liquidation of an REO property to the extent the advance is deemed recoverable.

Delay Days:             0 day delay on the LIBOR Certificates

Prepayment Period:      As to any Distribution  Date, the period  commencing on the 16th day of the month prior to the month in which that  Distribution Date occurs and ending on the 15th day of the month in which such Distribution
                        Date occurs.

Day Count:              Actual/360 basis for the LIBOR Certificates

Interest AccrualFor     the  LIBOR  Certificates  from  the  prior  Distribution  Date  to the day  prior  to the  current
Period:                 Distribution  Date except for the initial  interest  accrual period for which interest will accrue from the Closing Date.

Compensating Interest:  On each  Distribution  Date, the Master Servicer is required to cover certain interest  shortfalls as a result of certain prepayments,  by reducing its servicing compensation,  as more fully described in the term  sheet  supplement.  The  reduction  in the  Master  Servicer's  servicing  compensation  for  any
                        Distribution  Date will be limited to an amount equal to the lesser of (i) the master servicing fee and investment earnings on the custodial account and (ii) the product of:

                                          o 0.1250% multiplied by
                                          o one-twelfth multiplied by
                                          o the aggregate  stated  principal  balance of the mortgage loans as of the first day of the prior month.

Pricing Prepayment      A 100% prepayment  assumption assumes a constant  prepayment rate, or CPR, of 25% per annum of the then
Assumption:             outstanding  principal  balance of the mortgage loans in each month  thereafter  during the life of the mortgage loans.
Excess Spread:
                        The initial  weighted  average adjusted net mortgage rate of the mortgage pool will be greater than the interest  payments  on the  Offered  Certificates,  resulting  in excess  cash flow  calculated  in the following manner based on the collateral as of the Cut-Off Date and initial marketing spreads:

                         Initial Gross WAC(1):                                      7.278%
                         Less Fees & Expenses:                                      0.425%
                         Net WAC(1):                                                6.853%
                         Less Initial Offered Certificate Coupon (Approx.) (2):     5.511%
                         Initial Excess Spread(1)(2)(3):                            1.342%

                            (1) This  amount  will vary on each  Distribution  Date based on changes  to the  weighted  average interest rate on the Mortgage Loans as well as any changes in day count.
                            (2) Assumes one-month LIBOR equal to 5.32% per annum,  spreads and a 30-day month. This amount will vary on each Distribution Date based on changes to the weighted average  Pass-Through  Rates on the Offered Certificates as well as any changes in day count.
                            (3) For any  Distribution  Date when the swap  agreement  is in  effect,  the  excess  spread  will increase or decrease by the swap  inflow or outflow  for that  Distribution  Date.  If the swap agreement  were in effect for the first  Distribution  Date,  given an  assumption of one-month
                                LIBOR  equal to 5.32% per  annum,  a swap rate of 5.02% per annum and a swap  notional  for the first  month  equal to the  initial  aggregate  certificate  principal  balance of the  Offered
                                Certificates, excess spread would increase by 0.298%.

Collateral Description: As of March 1,  2007,  the  aggregate  principal  balance of the  mortgage  loans  described  herein is approximately $351,233,060.  The interest rates on the mortgage loans adjust monthly,  semi-annually or annually  based on the Mortgage  Index plus the  respective  margin  subject to lifetime  caps (minimum payment  change  will be  limited  to no more than 7.5% of the  previous  payment  amount  prior to any recasts),  after an initial fixed rate period  generally of five years. The mortgage rate on a mortgage loan with an MTA index or a one-month LIBOR index will reset monthly,  the mortgage rate on a loan with a six-month  LIBOR  index will reset  semi-annually  and the  mortgage  rate on a mortgage  loan with a
                        One-Year LIBOR index will reset  annually.  The minimum monthly payment for the mortgage loans will (i)
                        adjust  annually  during the period that  commences on the date on which the initial  fixed rate period expires and ends on the scheduled recast date and (ii) adjust monthly,  semi-annually or annually after the scheduled recast date, in each case, subject to maximum interest rates,  payments caps (only in the case of (i)) and other limitations.  Prior to the scheduled recast date (which is the tenth anniversary of the first  payment  date) or the  unscheduled  recast date (which is the date on which the  negative amortization  limit is  reached),  the amount of  interest  accruing  on the  principal  balance of the mortgage  loans may exceed the amount of the minimum  monthly  payment.  As a result,  a portion of the accrued  interest on any mortgage  loan may not be paid.  That portion of accrued  interest will become deferred  interest  that will be added to the  principal  balance of the related  mortgage loan and may also be referred to as negative  amortization.  In addition,  beginning  initially  upon the earlier to occur of the scheduled  recast date or the  unscheduled  recast date,  the monthly  payment due on that mortgage  loan will be recast.  If the  mortgage  loan is recast as a result of the  occurrence  of the scheduled  recast  date,  the  mortgage  loan will be recast in order to  provide  for the  outstanding balance  of the  mortgage  loan to be paid in full at its  maturity  by the  payment  of equal  monthly installments.  If the mortgage loan is recast as a result of the occurrence of the  unscheduled  recast date,  the mortgage loan will be recast so that the minimum  monthly  payment will be an  interest-only payment until the day on which the scheduled recast date occurs.  These features may affect the rate at which  principal  on these  mortgage  loans is paid and may  create a greater  risk of  default  if the borrowers are unable to pay the monthly payments on the increased principal balances.

                        Each month prior to recast,  the  servicer  will  present to each  borrower  three  payment  options in addition to the minimum  monthly  payment  described  above.  Those  payment  options  will include (i)
                        interest  only  payment;  (ii) full  amortization  payment - the amount  necessary  to pay the loan off
                        (including all principal and interest) on the maturity date in substantially  equal installments at the interest  rate  effective  during  the  preceding  month;  and (iii)  accelerated  payment - the amount necessary to pay the loan off (including all principal and interest)  within a fifteen (15) year period from the first payment due date in  substantially  equal  installments  at the interest rate  effective during the  preceding  month.  Those payment  options will only be available to the borrower  until the loan is recast.  If the loan  recasts  prior to year 10 because it has  reached  its  maximum  negative amortization  cap, three payment options will be available until the loan reaches its 10th year.  These three payment  options include (i) interest only payment;  (ii) full  amortization  payment;  and (iii)
                        accelerated  payment.  After year 10,  borrower is obligated to make a monthly payment of principal and interest sufficient to fully amortize the mortgage loan over the remaining term of the mortgage loan.

                        Approximately  1.37% of the mortgage loans have a balloon  feature.  Balloon loans generally  require a monthly  payment of a  pre-determined  amount that will not fully  amortize the loan until the maturity date, at which time the balloon amount will be due and payable.

The Mortgage Loans:     The  Mortgage  Loans will be  secured  by first lien  mortgage  loans  secured  by  one-to-four  family residential  properties.  The  mortgage  rates for the loans are fixed for the first five  years  after origination,  thereafter each mortgage rate will adjust monthly, semi-annually or annually based on the respective  Mortgage  Index plus the  related  margin  subject to lifetime  caps if any.  All loans are subject to negative amortization.

Expense Fee Rate:       The "Expense Fee Rate" is comprised of primary  servicing fees and a master servicing fee. The weighted average Expense Fee Rate will be equal to approximately 0.425% per annum.

Optional Clean Up Call: The  Distribution  Date on which  the  aggregate  principal  balance  of the  Mortgage  Loans  for such
                        Distribution Date becomes less than 10% of the Cut-off Date principal balance of the Mortgage Loans.

Tax Treatment:          It is anticipated  that the Offered  Certificates  will be treated as REMIC regular  interests  coupled with interests in a limited recourse national principal contract for U.S. Federal income tax purposes.

ERISA Eligibility:      The  Offered  Certificates  are  expected  to be  eligible  for  purchase by or with assets of employee benefit plans and other plans and arrangements  that are subject to Title I of ERISA or Section 4975 of the Code,  subject to certain  conditions,  after termination of the Supplemental  Interest Trust which holds the swap  agreement.  Prior to that time,  plans may invest in the Offered  Certificates  if they meet the requirements of an investor-based  exemption.  Prospective  investors should review with their own legal  advisors as to whether the  purchase  and holding of the  Certificates  could give rise to a transaction  prohibited or not  otherwise  permissible  under ERISA,  Section 4975 of the Code or other similar laws.

SMMEA Eligibility:      It is expected that the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5  Certificates
                        will  constitute  "mortgage  related  securities"  for purposes of SMMEA and the Class M-6,  Class M-7,
                        Class M-8 and Class M-9 Certificates will not constitute  "mortgage related securities" for purposes of
                        SMMEA.

Minimum Denomination:   $25,000 for the Class A  Certificates  and $100,000 for the Class M-1, Class M-2, Class M-3, Class M-4,
                        Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates .

Delivery:               DTC

Structure of the Offered Certificates

Credit Enhancement:           The credit  enhancement  provided  for the Offered  Certificates  is in the form of net  monthly  excess cashflow,  subordination,  overcollateralization,  and any net swap payments  received  pursuant to swap greement.

Negative Amortization         In the event that the minimum payment made by the borrower does not cover the full interest  required as per the mortgage rate, the unpaid  interest will be added to the outstanding  principal  balance of that mortgage loan in the form of negative amortization (referred to herein as the "Deferred  Interest'') and will reduce the amount of interest  collected on the related  mortgage loans. The amount of Net Deferred
                              Interest  (as  defined  herein),  if any,  for a given  month will  reduce the  amount  available  to be distributed as a distribution of interest to the Offered Certificates.

Definitions

Accrued Certificate           For any  Distribution  Date and each class of  Offered  Certificates,  equals  the  amount of  interest
Interest:                     accrued  during the related  Interest  Accrual  Period on the  related  Certificate  Principal  Balance immediately  prior to such  Distribution  Date at the  related  pass-through  rate,  as  reduced by any prepayment interest shortfalls and any shortfalls  resulting from the application of the Servicemembers
                              Civil Relief Act (or any similar state statutes).

Principal Prepayment          The  principal  portion of all  partial and full  prepayments  received  during the related  prepayment period.

Net Monthly Excess Cashflow:  With respect to any  Distribution  Date,  an amount equal to the sum of (x) the excess of the available distribution  amount for that  Distribution Date over the sum of (a) the interest  distribution  amount for the  certificates  on that  Distribution  Date and (b) the  Principal  Remittance  Amount  for that
                              Distribution  Date, and (y) the  Overcollateralization  Reduction Amount, if any, for that Distribution
                              Date.

Required                      For any  Distribution  Date (i) prior to the Stepdown  Date,  an amount equal to 0.50% of the aggregate
Overcollateralization         stated  principal  balance of the Mortgage Loans as of the Cut-off Date,  (ii) on or after the Stepdown
Amount:                       Date but prior to the  Distribution  Date in April 2013 provided a Trigger Event is not in effect,  the greater of (x) 1.25% of the then current aggregate  outstanding principal balance of the Mortgage Loans
                              after  giving  effect  to   distributions   to  be  made  on  that   Distribution   Date  and  (y)  the
                              Overcollateralization  Floor, (iii) on or after the Stepdown Date and on or after the Distribution Date in April 2013 provided a Trigger  Event is not in effect,  the greater of (x) 1.00% of the then current aggregate  outstanding  principal balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution  Date and (y) the  Overcollateralization  Floor,  or (iv) on or after the
                              Stepdown  Date if a Trigger  Event is in  effect,  the  Required  Overcollateralization  Amount for the
                              immediately  preceding  Distribution  Date. The initial Required  Overcollateralization  Amount will be fully funded on the Closing Date.

Overcollateralization Floor:  An amount equal to 0.50% of the  aggregate  principal  balance of the Mortgage  Loans as of the Cut-Off
                              Date, or approximately $1,756,165.

Excess                        With respect to any Distribution Date, the excess, if any, of the Overcollateralization  Amount on that
Overcollateralization         Distribution Date over the Required Overcollateralization Amount on that Distribution Date.
Amount:

Overcollateralization         With respect to any  Distribution  Date,  the excess,  if any, of (a) the  aggregate  stated  principal
Amount:                       balance of the Mortgage  Loans before  giving effect to  distributions  of principal to be made on that
                              Distribution  Date, over (b) the aggregate  certificate  principal  balance of the Class A Certificates and Class M  Certificates  before  taking into  account  distributions  of principal to be made on that
                              Distribution Date.

Overcollateralization         With respect to any  Distribution  Date,  an amount  equal to the lesser of (i) the Net Monthly  Excess
Increase Amount:              Cashflow for that  Distribution  Date (to the extent not used to cover losses) and (ii) the excess,  if any,  of (x) the  Required  Overcollateralization  Amount  for  that  Distribution  Date  over  (y) the
                              Overcollateralization Amount for that Distribution Date.

Net Deferred Interest:        The excess if any of the Deferred  Interest on Mortgage Loans over principal  prepayments  and interest received on the mortgage  loans  accruing at rates in excess of (i) the weighted  average  pass-through rate on the Class A  Certificates  and Class M  Certificates,  (ii) the  Expense Fee Rate and (iii) net
                              swap payments and certain swap termination  payments (other than termination  payments resulting from a swap provider  trigger  event) owed to the swap provider  expressed as a per annum rate for the related
                              Distribution Date.

Overcollateralization         With respect to any Distribution Date for which the Excess Overcollateralization Amount is, or would be,
Reduction Amount:             after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that Distribution
                              Date, and (ii) the Principal Remittance Amount for that Distribution Date.

Stepdown Date:                The earlier to occur of (A) the Distribution  Date following the  Distribution  Date on which the Class A
                              Certificates  have been reduced to zero and (B) the later to occur of (x) the Distribution Date occurring in April 2010 and (y) the first  Distribution  Date on which the Senior  Enhancement  Percentage is equal to or greater than  approximately  (a) on any Distribution  Date prior to the Distribution  Date in April
                              2013, 14.250% and (b) on any Distribution Date on or after the Distribution Date in April 2013, 11.400%.

Senior Enhancement            On any Distribution  Date, the Senior Enhancement  Percentage will be equal to a fraction,  the numerator
Percentage:                   of which is the sum of (x) the  aggregate  certificate  principal  balance  of the  Class M  Certificates immediately prior to that Distribution Date and (y) the  Overcollateralization  Amount  immediately prior to that Distribution  Date, and the denominator of which is the aggregate stated principal balance of the
                              Mortgage Loans as of the day immediately preceding such Distribution Date.

The Swap Agreement:           This  transaction will contain a swap agreement with an initial swap notional amount beginning on the May
                              2007  Distribution  Date of  approximately  $336,728,763.  The swap  notional  amount  will  amortize  in accordance  with the swap schedule.  Under the swap  agreement,  on each  Distribution  Date prior to the termination of the swap agreement  (except for the first  Distribution  Date), the supplemental  interest trust will be obligated to pay an amount equal to a per annum rate of 5.02% (on an  actual/360  basis) on the swap notional  amount to the swap provider and the  supplemental  interest  trust will be entitled to receive  an amount  equal to a per annum rate of  one-month  LIBOR (on an  actual/360  basis) on the swap notional amount from the swap provider. See page 21 for swap agreement details.

                              Funds deposited into the Supplemental  Interest Trust on a Distribution  Date will include:  the net swap payments  owed to the Swap  Provider  for such  Distribution  Date  and net swap  payments  from the Swap
                              Provider for such  Distribution  Date.  Funds in the  Supplemental  Interest Trust will be distributed on each Distribution Date in the following order of priority:

                              (i)      to the Swap Provider,  any net swap payments and certain swap  termination  payments (other than termination  payments  resulting from a swap provider trigger event) owed for such  Distribution
                                       Date;

                              (ii)     to the Class A  Certificateholders  and Class M  Certificateholders,  to pay Accrued Certificate
                                       Interest  according to the  "Interest  Distributions"  section,  to the extent unpaid from other available funds;

                              (iii)    to the Class A Certificateholders and Class M Certificateholders, to pay principal according to the "Principal Payments", but only to the extent of realized losses and necessary to cause the overcollateralization to be maintained at the required overcollateralization amount (prior to distribution of any amounts due), to the extent unpaid from other available funds;

                              (iv)     to the Class A Certificateholders and Class M Certificateholders,  to pay Interest Carry Forward
                                       Amounts  and Basis Risk  Shortfalls  according  to the  section  "Net  Monthly  Excess  Cashflow
                                       Distributions", to the extent unpaid from other available funds;

                              (v)      to pay the  holders of the Class A-2  Certificates  first,  then to the holders of the Class A-3
                                       Certificates,  and then to the holders of the Class M  Certificates,  in order of priority,  the principal portion of any realized losses previously  allocated thereto that remain unreimbursed, to the extent unpaid from other available funds;

                              (vi)     to the Swap Provider,  any  termination  payments  resulting from a swap provider  trigger event owed  for such Distribution Date; and

                              (vii)    to the holders of the Class SB Certificates, any remaining amounts.

Trigger Event:                A Trigger Event is in effect on any  Distribution  Date if (i) on that  Distribution  Date the Sixty-Plus
                              Delinquency  Percentage equals or exceeds 40% of the prior period's Senior Enhancement Percentage for the
                              Class A Certificates to be specified in the Prospectus or (ii) during  such period,  the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related  prepayment period divided by the aggregate  scheduled  principal  balance of the Mortgage Loans as of the Cut-off Date (the
                              "Cumulative Realized Loss Percentage") exceeds the amounts set forth below:

         Distribution Date                   Cumulative Realized Loss Percentage:
         April 2009 - March 2010             0.150% for the first month, plus an additional 1/12th of 0.200% for each month thereafter (e.g., approximately 0.167% in May 2009)
         April 2010 - March 2011             0.350% for the first month, plus an additional 1/12th of 0.300% for each month thereafter (e.g., approximately 0.375% in May 2010)
         April 2011 - March 2012             0.650% for the first month, plus an additional 1/12th of 0.250% for each month thereafter (e.g., approximately 0.671% in May 2011)
         April 2012 - March 2013             0.900% for the first month, plus an additional 1/12th of 0.350% for each month thereafter (e.g., approximately 0.929% in May 2012)
         April 2013 - March 2014             1.250% for the first month, plus an additional 1/12th of 0.100% for each month thereafter (e.g., approximately 1.258% in May 2013)
         April 2014 and thereafter           1.350%

 Sixty-Plus Delinquency       With respect to any Distribution Date on or after the Stepdown Date, the arithmetic average,  for each of
 Percentage:                  the three  Distribution  Dates  ending with such  Distribution  Date,  of the  fraction,  expressed  as a percentage,  equal to (x) the aggregate  stated  principal  balance of the Mortgage  Loans that are 60 or more days  delinquent  in payment  of  principal  and  interest  for that  Distribution  Date,  including mortgaged loans in bankruptcy,  foreclosure and REO, over (y) the aggregate stated  principal  balance of all of the Mortgage Loans immediately preceding that Distribution Date.

Net Mortgage Rate:            With respect to any Mortgage Loan, the per annum mortgage rate thereon minus the Expense Fee Rate.

Net Rate Cap:                 With respect to any Distribution Date and any class of LIBOR Certificates, the lesser of (i) the Net
                              WAC Cap Rate and (ii) the Available Funds Rate.

Net WAC Cap Rate:              With  respect to any  Distribution  Date, a per annum rate (which will not be less than zero) equal to
                               (i) the product of (a) the  weighted average of the Net Mortgage Rates of the Mortgage Loans using the
                               Net Mortgage Rates in effect for the scheduled  payments due on such Mortgage Loans during the related due period,  and (b) a  fraction  expressed  as a  percentage,  the  numerator  of which is 30 and the denominator  of which is the actual  number of days in the  related  Interest  Accrual  Period,  minus
                               (ii) the product of (a) a fraction expressed as a percentage,  the numerator of which is the amount of any net swap payments or swap  termination  payment not due to a swap  provider  trigger event owed to the Swap Provider as of such  Distribution  Date and the denominator of which is the aggregate  Stated
                               Principal Balance of the Mortgage Loans as of such Distribution  Date, and (b) a fraction expressed as a percentage,  the numerator of which is 360 and the denominator of which is the actual number of days in the related Interest Accrual Period.

Available Funds Rate:         With  respect  to any  Distribution  Date,  a per annum rate  equal to the  product of (x)  the Interest
                              Remittance  Amount plus full and partial  prepayment  amounts  received on the loans and (y) a fraction, the numerator of which is 12 and the denominator of which is the aggregate stated  principal  balance of the mortgage  loans as of the due date occurring in the month  preceding the month of such  Distribution
                              Date (after giving effect to principal  prepayments in the  prepayment  period related to that prior due date), adjusted to an actual/360 rate.

Available Distribution        For any  Distribution  Date, an amount (net of (i) amounts  reimbursable  to the master servicer and any
Amount:                       subservicer (ii) any net swap payment to the swap provider and (iii) any swap  termination  payment owed to the swap provider not due to a swap  provider  trigger  event) equal to (a) the  aggregate  amount of scheduled  payments on the mortgage  loans due during the related due period and received on or prior to the related  determination  date, after deduction of the master servicing fees and subservicing  fees in respect of the mortgage loans for that Distribution Date, (b) unscheduled payments,  including mortgagor prepayments on the mortgage loans,  insurance proceeds  liquidation  proceeds and subsequent  recoveries from the mortgage  loans,  and proceeds from  repurchases  of and  substitutions  for the mortgage loans occurring during the preceding  calendar month, and (c) all Advances made for that  Distribution Date in respect of the mortgage loans.

Interest Remittance Amount:   With respect to any Distribution  Date,  the interest  received or advanced with respect to the Mortgage
                              Loans,  net of the Expense Fee Rate and net of any net swap  payments or swap  termination  payments not due to a swap provider trigger event owed to the swap provider as of such Distribution Date.

Basis Risk Shortfall:         With respect to any class of Class A Certificates and Class M Certificates and any Distribution  Date on
                              which the Net Rate Cap is used to determine the  pass-through  rate for that class of  certificates,  an amount  equal to the excess of (i) Accrued  Certificate  Interest  for that class  calculated  at a rate equal to one-month LIBOR plus the related margin over (ii) accrued  certificate  interest for that class calculated  assuming  the Net Rate Cap is equal to the Net WAC Cap  Rate;  plus any  unpaid  Basis  Risk
                              Shortfall from prior  Distribution  Dates, plus interest thereon at a rate equal to one-month LIBOR plus the  related  margin  to the  extent  not  previously  paid  from Net  Monthly  Excess  Cashflow  or the
                              Supplemental Interest Trust.

Prepayment Interest           With respect to any  Distribution  Date,  the aggregate  shortfall,  if any, in  collections of interest
Shortfalls:                   resulting  from  mortgagor  prepayments  on the  Mortgage  Loans  during the  Prepayment  Period.  These shortfalls  will result  because  interest on  prepayments  in full is  distributed  only to the date of prepayment,  and because no interest is distributed on prepayments in part, as these prepayments in part are  applied to reduce  the  outstanding  principal  balance  of the  Mortgage  Loans as of the due date immediately  preceding the date of prepayment.  No assurance can be given that the amounts  available to cover Prepayment  Interest Shortfalls will be sufficient  therefore.  Any Prepayment Interest Shortfalls not covered by Master  Servicing  Compensation  or Net Monthly Excess Cash Flow and allocated to a class of Offered  Certificates will accrue interest at the then applicable  pass-through rate on that class of
                              Offered  Certificates.  Prepayment  Interest  Shortfalls will be allocated on a pro rata basis among the certificates.

Relief Act Shortfalls:        With respect to any Distribution Date, the shortfall,  if any, in collections of interest resulting from the  Servicemembers  Civil Relief Act or similar  legislation or regulation.  Relief Act Shortfalls will be covered by available Net Monthly Excess  Cashflow in the current period only as described  under "Net

                              Monthly  Excess  Cashflow   Distributions."   Any  Relief  Act  Shortfalls   allocated  to  the  Offered
                              Certificates  for the current  period not covered by Net Monthly  Excess  Cashflow  will remain  unpaid.
                              Relief Act Shortfalls will be allocated on a pro rata basis among the certificates.

Interest Distribution         With respect to any  Distribution  Date and the Offered  Certificates,  the  aggregate  amount of Accrued
Amount:                       Certificate  Interest for that Distribution Date plus any Accrued  Certificate  Interest remaining unpaid from any prior Distribution Date,  together with interest thereon, in each case to the extent distributed to the holders of the Offered Certificates from the Available Distribution Amount.

Interest Carryforward         With respect to any Distribution  Date and any class of LIBOR  Certificates,  the sum of (a) the excess,
Amount:                       if any,  of (i)  Accrued  Certificate  Interest  for  such  class  assuming  the Net  Rate  Cap for such
                              Distribution  Date was equal to the Net WAC Cap Rate over (ii)  Accrued  Certificate  Interest  for such class  assuming the Net Rate Cap for such  Distribution  Date was equal to the Available  Funds Rate and
                              (b)  interest  on the amount  calculated  pursuant  to clause (a) for any prior  Distribution  Date that remains  unreimbursed  at a rate equal to the lesser of (i) one-month  LIBOR plus the related margin and
                              (ii) the Net WAC Cap Rate.

Interest Distributions:       On each Distribution Date, accrued and unpaid interest (less Prepayment  Interest  Shortfalls not covered by compensating  interest,  Net Deferred  Interest and Relief Act Shortfalls) will be paid to the holders of Class A Certificates  and Class M Certificates to the extent of the available  distribution  amount as described in the term sheet supplement  in the following order of priority:

                                            1.  To the Class A Certificates, pro rata;
                                            2.  To the Class M-1 Certificates;
                                            3.  To the Class M-2 Certificates;
                                            4.  To the Class M-3 Certificates;
                                            5.  To the Class M-4 Certificates;
                                            6.  To the Class M-5 Certificates;
                                            7.  To the Class M-6 Certificates;
                                            8.  To the Class M-7 Certificates;
                                            9.  To the Class M-8 Certificates; and
                                            10. To the Class M-9 Certificates.

Principal Payments:           The Class A Principal Distribution Amount, with respect to the Class A Certificates, will be distributed to
                              the Class  A-1,  Class A-2 and Class A-3  Certificates,  pro rata,  until  their  Certificate  Principal
                              Balances have been reduced to zero.

                              The Class M  Certificates  will be  subordinate  to the Class A  Certificates,  and will not receive any principal  payments  before the Stepdown Date, or if a Trigger Event is in effect,  unless the aggregate certificate  principal  balance of the Class A Certificates have been reduced to zero. In such case, the
                              Class M Certificates will receive the Principal Distribution Amount sequentially.

                              On or after the Stepdown Date and if a Trigger Event is not in effect,  or if the aggregate  certificate principal  balance  of the Class A  Certificates  has been  reduced  to zero,  the  remaining  Principal
                              Distribution  Amount  will  be  distributed  in the  following  order  of  priority:  to the  Class  M-1
                              Certificates,  the Class M-1 Principal Distribution Amount, to the Class M-2 Certificates, the Class M-2
                              Principal  Distribution  Amount,  to the Class M-3  Certificates,  the Class M-3 Principal  Distribution
                              Amount, to the Class M-4  Certificates,  the Class M-4 Principal  Distribution  Amount, to the Class M-5
                              Certificates,  the Class M-5 Principal Distribution Amount, to the Class M-6 Certificates, the Class M-6
                              Principal  Distribution  Amount,  to the Class M-7  Certificates,  the Class M-7 Principal  Distribution
                              Amount, to the Class M-8 Certificates,  the Class M-8 Principal  Distribution  Amount,  and to the Class
                              M-9  Certificates,  the Class M-9  Principal  Distribution  Amount  in each case  until the  certificate principal balance thereof has been reduced to zero.

Principal Distribution        With respect to any  Distribution  Date, the lesser of (a) the excess of (i) the available  distribution
Amount:                       amount over (ii) the Interest Distribution Amount and (b) the sum of the following:

                                            1.  the  principal  portion of all  scheduled  monthly  payments on the  mortgage loans received or advanced with respect to the related due period;

                                            2.  the principal  portion of all proceeds of the  repurchase of Mortgage  Loans, or,  in  the  case  of  a  substitution,  amounts  representing  a  principal adjustment,  as required by the pooling and  servicing  agreement  during the preceding calendar month;

                                            3.  the principal  portion of all other unscheduled  collections  received on the mortgage  loans during the  preceding  calendar  month other than  Subsequent
                                                Recoveries,  including, without limitation,  Insurance Proceeds,  Liquidation
                                                Proceeds and, except to the extent applied to offset Deferred Interest,  full and partial Principal Prepayments made by the respective  mortgagors,  to the extent not  distributed  in the preceding  month or, in the case of Principal
                                                Prepayments in full, during the related Prepayment Period;

                                            4.  the  lesser of (a) the Net  Monthly  Excess  Cash Flow for that  Distribution
                                                Date, and (b) the principal  portion of any Realized Losses  allocated to any class of Offered  Certificates  on a prior  Distribution  Date and  remaining unpaid, to the extent covered by Subsequent  Recoveries for that Distribution
                                                Date as described under "Net Monthly Excess Cash Flow Distributions";

                                            5.  the  lesser of (a) the Net  Monthly  Excess  Cash Flow for that  Distribution
                                                Date,  to  the  extent  not  used  pursuant  to  clause  (4)  above  on  such
                                                Distribution  Date  and (b) the  principal  portion  of any  Realized  Losses incurred,  or deemed  to have been  incurred,  on any  mortgage  loans in the calendar  month  preceding  that  Distribution  Date to the extent covered by
                                                Excess Cash Flow for that  Distribution  Date as described under "Net Monthly
                                                Excess Cash Flow Distributions";

                                            6.  the  lesser of (a) the Net  Monthly  Excess  Cash Flow for that  Distribution
                                                Date,  to the extent not used  pursuant  to clauses (4) and (5) above on such
                                                Distribution Date, and (b) the amount of any  Overcollateralization  Increase
                                                Amount for that Distribution Date; and

                                            7.  amounts available pursuant to clause (iii) under "The Swap Agreement",

                                                minus

                                            8.  the   amount  of  any   Overcollateralization   Reduction   Amount  for  that
                                                Distribution Date; and

                                            9.  any related  Capitalization  Reimbursement  Amount as further  defined in the
                                                Term Sheet Supplement for this transaction.

                              In no event  will the  Principal  Distribution  Amount  on any  Distribution  Date be less  than zero or greater than the aggregate outstanding Certificate Principal Balance of the Offered Certificates.

Principal Remittance Amount:  For any Distribution Date, the sum of the following amounts:  (i) the principal portion of all scheduled monthly  payments on the  Mortgage  Loans  received or advanced  with respect to the related due period;
                              (ii) the principal  portion of all proceeds of the  repurchase of the Mortgage  Loans or, in the case of substitution,  amounts  representing  a principal  adjustment  as required in the pooling and  servicing agreement during the preceding  calendar month; and (iii) the principal portion of all other unscheduled collections  other than  subsequent  recoveries  received on the  Mortgage  Loans  during the  preceding calendar  month  including,  without  limitation,  full and partial  principal  prepayments  made by the respective  mortgagors,  to the extent not  applied to offset  Deferred  Interest  and to the extent not distributed in the month.

Class A Principal             With respect to any Distribution Date:
Distribution Amount:
                              1.   prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date, or
                              2.   on or after the Stepdown Date if a Trigger Event is not in effect for that  Distribution  Date, the lesser of: (i) the Principal  Distribution  Amount for that Distribution  Date; and (ii) the excess of (a) the aggregate  certificate  principal balance of the Class A Certificates  immediately prior to that Distribution  Date over (b) the lesser of (x) the product of (1) approximately  85.750% for any Distribution Date prior to the Distribution  Date in April 2013 and  approximately  88.600% for any Distribution  Date on or after the Distribution Date in April 2013 and (2) the aggregate stated
                                   principal  balance of the Mortgage  Loans after giving effect to  distributions  to be made on that
                                   Distribution  Date and (y) the  aggregate  stated  principal  balance of the  Mortgage  Loans after
                                   giving   effect   to   distributions   to  be  made   on   that   Distribution   Date,   less   the
                                   Overcollateralization Floor.

Class M-1 Principal           With respect to any Distribution Date:
Distribution Amount:
                              1.   prior to the  Stepdown  Date or on or after the Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date, the remaining  Principal  Distribution  Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, or
                              2.   on or after the Stepdown Date if a Trigger Event is not in effect for that  Distribution  Date, the lesser  of: (i) the  remaining  Principal  Distribution  Amount  for that  Distribution  Date after distribution of the Class A Principal  Distribution  Amount;  and (ii) the excess of (a) the sum of
                                   (1) the aggregate  certificate  principal  balance of the Class A  Certificates  (after taking into account  the  payment  of the  Class A  Principal  Distribution  Amount)  and  (2) the  certificate principal  balance of the Class M-1 Certificates  immediately  prior to that Distribution Date over
                                   (b) the lesser of (x) the product of (1)  approximately  88.250% for any Distribution Date prior to the  Distribution  Date in April 2013 and  approximately  90.600% for any  Distribution  Date on or after the Distribution  Date in April 2013 and (2) the aggregate  stated  principal  balance of the
                                   Mortgage Loans after giving effect to  distributions to be made on that  Distribution  Date and (y)
                                   the aggregate stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-2 Principal             With respect to any Distribution Date:
Distribution Amount:
                               1.   prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger  Event is in effect for that Distribution  Date, the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution  of the  Class  A  Principal  Distribution  Amount  and  Class  M-1  Principal
                                    Distribution Amount, or
                               2.   on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution  Date, the lesser of: (i) the  remaining  Principal  Distribution  Amount  for that  Distribution  Date after distribution  of the Class A Principal  Distribution  Amount and Class M-1 Principal  Distribution
                                    Amount; and (ii) the excess of (a) the sum of (1) the aggregate  certificate  principal balance of the Class A Certificates and Class M-1 Certificates  (after taking into account the payment of the
                                    Class A  Principal  Distribution  Amount  and Class M-1  Principal  Distribution  Amount  for that
                                    Distribution  Date) and (2) the  certificate  principal  balance  of the  Class  M-2  Certificates immediately  prior  to that  Distribution  Date  over (b) the  lesser  of (x) the  product  of (1)
                                    approximately  91.375% for any Distribution  Date prior to the Distribution Date in April 2013 and approximately  93.100% for any Distribution  Date on or after the Distribution  Date in April 2013 and (2) the  aggregate  stated  principal  balance of the Mortgage  Loans after  giving  effect to distributions to be made on that  Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution  Date, less the Overcollateralization Floor.

Class M-3 Principal           With respect to any Distribution Date:
Distribution Amount:
                              1.   prior to the  Stepdown  Date or on or after the Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date, the remaining  Principal  Distribution  Amount for that Distribution Date after distribution of the Class A Principal  Distribution Amount, Class M-1 Principal  Distribution
                                   Amount, and Class M-2 Principal Distribution Amount, or
                              2.   on or after the Stepdown Date if a Trigger Event is not in effect for that  Distribution  Date, the lesser  of: (i) the  remaining  Principal  Distribution  Amount  for that  Distribution  Date after distribution of the Class A Principal  Distribution Amount, Class M-1 Principal Distribution Amount
                                   and  Class  M-2  Principal  Distribution  Amount;  and  (ii) the  excess  of (a) the sum of (1) the aggregate  certificate  principal  balance  of the Class A,  Class  M-1 and Class M-2  Certificates
                                   (after  taking into  account the payment of the Class A Principal  Distribution  Amount,  the Class
                                   M-1  Principal   Distribution  Amount  and  Class  M-2  Principal   Distribution  Amount  for  that
                                   Distribution  Date)  and (2) the  certificate  principal  balance  of the  Class  M-3  Certificates immediately  prior  to that  Distribution  Date  over  (b) the  lesser  of (x) the  product  of (1)
                                   approximately  92.625% for any Distribution  Date prior to the Distribution  Date in April 2013 and approximately  94.100% for any Distribution  Date on or after the  Distribution  Date in April 2013 and (2) the  aggregate  stated  principal  balance of the  Mortgage  Loans after  giving  effect to distributions to be made on that  Distribution  Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to  distributions to be made on that  Distribution  Date, less the Overcollateralization Floor.

Class M-4 Principal           With respect to any Distribution Date:
Distribution Amount:
                              1.   prior to the  Stepdown  Date or on or after the Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date, the remaining  Principal  Distribution  Amount for that Distribution Date after distribution of the Class A Principal  Distribution Amount, Class M-1 Principal  Distribution
                                   Amount, Class M-2 Principal Distribution Amount and Class M-3 Principal Distribution Amount, or
                              2.   on or after the Stepdown Date if a Trigger Event is not in effect for that  Distribution  Date, the lesser  of: (i) the  remaining  Principal  Distribution  Amount  for that  Distribution  Date after distribution  of the  Class A  Principal  Distribution  Amount,  Class M-1  Principal  Distribution
                                   Amount,  Class M-2 Principal  Distribution Amount and Class M-3 Principal  Distribution Amount; and
                                   (ii) the excess of (a) the sum of (1) the aggregate  certificate  principal balance of the Class A,
                                   Class M-1,  Class M-2 and Class M-3  Certificates  (after  taking  into  account the payment of the
                                   Class A  Principal  Distribution  Amount,  Class  M-1  Principal  Distribution  Amount,  Class  M-2
                                   Principal  Distribution  Amount and Class M-3 Principal  Distribution  Amount for that Distribution
                                   Date) and (2) the certificate principal balance of the Class M-4 Certificates  immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) approximately  93.750% for any
                                   Distribution Date prior to the Distribution  Date in April 2013 and  approximately  95.000% for any
                                   Distribution  Date on or after the  Distribution  Date in April 2013 and (2) the  aggregate  stated
                                   principal  balance of the Mortgage  Loans after giving effect to  distributions  to be made on that
                                   Distribution  Date and (y) the  aggregate  stated  principal  balance of the  Mortgage  Loans after
                                   giving   effect   to   distributions   to  be  made   on   that   Distribution   Date,   less   the
                                   Overcollateralization Floor.

Class M-5 Principal           With respect to any Distribution Date:
Distribution Amount:
                              1.   prior to the  Stepdown  Date or on or after the Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date, the remaining  Principal  Distribution  Amount for that Distribution Date after distribution of the Class A Principal  Distribution Amount, Class M-1 Principal  Distribution
                                   Amount, Class M-2 Principal  Distribution Amount, Class M-3 Principal Distribution Amount and Class
                                   M-4 Principal Distribution Amount, or
                              2.   on or after the Stepdown Date if a Trigger Event is not in effect for that  Distribution  Date, the lesser  of: (i) the  remaining  Principal  Distribution  Amount  for that  Distribution  Date after distribution  of the  Class A  Principal  Distribution  Amount,  Class M-1  Principal  Distribution
                                   Amount, Class M-2 Principal  Distribution Amount, Class M-3 Principal Distribution Amount and Class
                                   M-4  Principal  Distribution  Amount;  and  (ii)  the  excess  of (a) the sum of (1) the  aggregate certificate  principal  balance  of the Class A,  Class  M-1,  Class  M-2,  Class M-3 and Class M-4
                                   Certificates (after taking into account the payment of the Class A Principal  Distribution  Amount,
                                   Class M-1  Principal  Distribution  Amount,  Class M-2  Principal  Distribution  Amount,  Class M-3
                                   Principal  Distribution  Amount and Class M-4 Principal  Distribution  Amount for that Distribution
                                   Date) and (2) the certificate principal balance of the Class M-5 Certificates  immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) approximately  94.625% for any
                                   Distribution Date prior to the Distribution  Date in April 2013 and  approximately  95.700% for any
                                   Distribution  Date on or after the  Distribution  Date in April 2013 and (2) the  aggregate  stated
                                   principal  balance of the Mortgage  Loans after giving effect to  distributions  to be made on that
                                   Distribution  Date and (y) the  aggregate  stated  principal  balance of the  Mortgage  Loans after
                                   giving   effect   to   distributions   to  be  made   on   that   Distribution   Date,   less   the
                                   Overcollateralization Floor.

Class M-6 Principal           With respect to any Distribution Date:
Distribution Amount:
                              1.   prior to the  Stepdown  Date or on or after the Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date, the remaining  Principal  Distribution  Amount for that Distribution Date after distribution of the Class A Principal  Distribution Amount, Class M-1 Principal  Distribution
                                   Amount, Class M-2 Principal  Distribution  Amount,  Class M-3 Principal  Distribution Amount, Class
                                   M-4 Principal Distribution Amount, and Class M-5 Principal Distribution Amount, or
                              2.   on or after the Stepdown Date if a Trigger Event is not in effect for that  Distribution  Date, the lesser  of: (i) the  remaining  Principal  Distribution  Amount  for that  Distribution  Date after distribution  of the  Class A  Principal  Distribution  Amount,  Class M-1  Principal  Distribution
                                   Amount, Class M-2 Principal  Distribution  Amount,  Class M-3 Principal  Distribution Amount, Class
                                   M-4 Principal  Distribution Amount, Class M-5 Principal Distribution and (ii) the excess of (a) the sum of (1) the aggregate  certificate principal balance of the Class A, Class M-1, Class M-2, Class
                                   M-3,  Class M-4 and Class M-5  Certificates  (after  taking into account the payment of the Class A
                                   Principal  Distribution  Amount,  Class M-1  Principal  Distribution  Amount,  Class M-2  Principal
                                   Distribution  Amount, Class M-3 Principal  Distribution  Amount,  Class M-4 Principal  Distribution
                                   Amount,  and  Class M-5  Principal  Distribution  Amount  for that  Distribution  Date) and (2) the certificate principal balance of the Class M-6 Certificates  immediately prior to that Distribution
                                   Date over (b) the lesser of (x) the product of (1) approximately  95.500% for any Distribution Date prior to the Distribution  Date in April 2013 and  approximately  96.400% for any Distribution Date on or after the Distribution  Date in April 2013 and (2) the aggregate stated principal  balance of the Mortgage Loans after giving effect to  distributions to be made on that  Distribution  Date and
                                   (y)  the  aggregate  stated  principal  balance  of the  Mortgage  Loans  after  giving  effect  to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-7 Principal           With respect to any Distribution Date:
Distribution Amount:
                              1.   prior to the  Stepdown  Date or on or after the Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date, the remaining  Principal  Distribution  Amount for that Distribution Date after distribution of the Class A Principal  Distribution Amount, Class M-1 Principal  Distribution
                                   Amount, Class M-2 Principal  Distribution  Amount,  Class M-3 Principal  Distribution Amount, Class
                                   M-4  Principal  Distribution  Amount,  Class  M-5  Principal  Distribution  Amount,  and  Class M-6
                                   Principal Distribution Amount, or
                              2.   on or after the Stepdown Date if a Trigger Event is not in effect for that  Distribution  Date, the lesser  of: (i) the  remaining  Principal  Distribution  Amount  for that  Distribution  Date after distribution  of the  Class A  Principal  Distribution  Amount,  Class M-1  Principal  Distribution
                                   Amount, Class M-2 Principal  Distribution  Amount,  Class M-3 Principal  Distribution Amount, Class
                                   M-4  Principal  Distribution  Amount,  Class  M-5  Principal  Distribution  Amount,  and  Class M-6
                                   Principal  Distribution Amount and (ii) the excess of (a) the sum of (1) the aggregate  certificate principal  balance of the Class A, Class M-1,  Class M-2, Class M-3, Class M-4, Class M-5 and Class
                                   M-6  Certificates  (after  taking into  account  the payment of the Class A Principal  Distribution
                                   Amount, Class M-1 Principal  Distribution  Amount,  Class M-2 Principal  Distribution Amount, Class
                                   M-3 Principal  Distribution  Amount,  Class M-4 Principal  Distribution Amount, Class M-5 Principal
                                   Distribution  Amount, and Class M-6 Principal  Distribution  Amount for that Distribution Date) and
                                   (2) the  certificate  principal  balance of the Class M-7  Certificates  immediately  prior to that
                                   Distribution  Date over (b) the lesser of (x) the  product  of (1)  approximately  96.375%  for any
                                   Distribution Date prior to the Distribution  Date in April 2013 and  approximately  97.100% for any
                                   Distribution  Date on or after the  Distribution  Date in April 2013 and (2) the  aggregate  stated
                                   principal  balance of the Mortgage  Loans after giving effect to  distributions  to be made on that
                                   Distribution  Date and (y) the  aggregate  stated  principal  balance of the  Mortgage  Loans after
                                   giving   effect   to   distributions   to  be  made   on   that   Distribution   Date,   less   the
                                   Overcollateralization Floor.
Class M-8 Principal           With respect to any Distribution Date:
Distribution Amount:
                              1.   prior to the  Stepdown  Date or on or after the Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date, the remaining  Principal  Distribution  Amount for that Distribution Date after distribution of the Class A Principal  Distribution Amount, Class M-1 Principal  Distribution
                                   Amount, Class M-2 Principal  Distribution  Amount,  Class M-3 Principal  Distribution Amount, Class
                                   M-4 Principal  Distribution  Amount,  Class M-5 Principal  Distribution Amount, Class M-6 Principal
                                   Distribution Amount, and Class M-7 Principal Distribution Amount, or

                              2.   on or after the Stepdown Date if a Trigger Event is not in effect for that  Distribution  Date, the lesser  of: (i) the  remaining  Principal  Distribution  Amount  for that  Distribution  Date after distribution  of the  Class A  Principal  Distribution  Amount,  Class M-1  Principal  Distribution
                                   Amount, Class M-2 Principal  Distribution  Amount,  Class M-3 Principal  Distribution Amount, Class
                                   M-4 Principal  Distribution  Amount,  Class M-5 Principal  Distribution Amount, Class M-6 Principal
                                   Distribution  Amount,  and Class M-7 Principal  Distribution  Amount and (ii) the excess of (a) the sum of (1) the aggregate  certificate principal balance of the Class A, Class M-1, Class M-2, Class
                                   M-3,  Class M-4,  Class M-5,  Class M-6 and Class M-7  Certificates  (after taking into account the payment of the Class A Principal  Distribution  Amount,  Class M-1 Principal  Distribution  Amount,
                                   Class M-2  Principal  Distribution  Amount,  Class M-3  Principal  Distribution  Amount,  Class M-4
                                   Principal  Distribution  Amount,  Class M-5  Principal  Distribution  Amount,  Class M-6  Principal
                                   Distribution  Amount, and Class M-7 Principal  Distribution  Amount for that Distribution Date) and
                                   (2) the  certificate  principal  balance of the Class M-8  Certificates  immediately  prior to that
                                   Distribution  Date over (b) the lesser of (x) the  product  of (1)  approximately  97.500%  for any
                                   Distribution Date prior to the Distribution  Date in April 2013 and  approximately  98.000% for any
                                   Distribution  Date on or after the  Distribution  Date in April 2013 and (2) the  aggregate  stated
                                   principal  balance of the Mortgage  Loans after giving effect to  distributions  to be made on that
                                   Distribution  Date and (y) the  aggregate  stated  principal  balance of the  Mortgage  Loans after
                                   giving   effect   to   distributions   to  be  made   on   that   Distribution   Date,   less   the
                                   Overcollateralization Floor.

Class M-9 Principal           With respect to any Distribution Date:
Distribution Amount:
                              1.   prior to the  Stepdown  Date or on or after the Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date, the remaining  Principal  Distribution  Amount for that Distribution Date after distribution of the Class A Principal  Distribution Amount, Class M-1 Principal  Distribution
                                   Amount, Class M-2 Principal  Distribution  Amount,  Class M-3 Principal  Distribution Amount, Class
                                   M-4 Principal  Distribution  Amount,  Class M-5 Principal  Distribution Amount, Class M-6 Principal
                                   Distribution Amount, Class M-7 Principal  Distribution Amount, and Class M-8 Principal Distribution
                                   Amount, or
                              2.   on or after the Stepdown Date if a Trigger Event is not in effect for that  Distribution  Date, the]
                                   lesser  of: (i) the  remaining  Principal  Distribution  Amount  for that  Distribution  Date after distribution  of the  Class A  Principal  Distribution  Amount,  Class M-1  Principal  Distribution
                                   Amount, Class M-2 Principal  Distribution  Amount,  Class M-3 Principal  Distribution Amount, Class
                                   M-4 Principal  Distribution  Amount,  Class M-5 Principal  Distribution Amount, Class M-6 Principal
                                   Distribution Amount, Class M-7 Principal  Distribution Amount, and Class M-8 Principal Distribution
                                   Amount and (ii) the excess of (a) the sum of (1) the  aggregate  certificate  principal  balance of the Class A, Class M-1,  Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class
                                   M-8  Certificates  (after  taking into  account  the payment of the Class A Principal  Distribution
                                   Amount, Class M-1 Principal  Distribution  Amount,  Class M-2 Principal  Distribution Amount, Class
                                   M-3 Principal  Distribution  Amount,  Class M-4 Principal  Distribution Amount, Class M-5 Principal
                                   Distribution  Amount, Class M-6 Principal  Distribution  Amount,  Class M-7 Principal  Distribution
                                   Amount,  and  Class M-8  Principal  Distribution  Amount  for that  Distribution  Date) and (2) the certificate principal balance of the Class M-9 Certificates  immediately prior to that Distribution
                                   Date over (b) the lesser of (x) the product of (1) approximately  98.750% for any Distribution Date prior to the Distribution  Date in April 2013 and  approximately  99.000% for any Distribution Date on or after the Distribution  Date in April 2013 and (2) the aggregate stated principal  balance of the Mortgage Loans after giving effect to  distributions to be made on that  Distribution  Date and
                                   (y)  the  aggregate  stated  principal  balance  of the  Mortgage  Loans  after  giving  effect  to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Net Monthly Excess Cashflow   On each  Distribution  Date, the Net Monthly Excess Cashflow will be distributed  among the Certificates
Distributions:                in the following order of priority:

                              1.   To pay to holders of the class or classes of  certificates  then entitled to receive  distributions in respect of principal (as described  above),  the principal portion of realized losses previously allocated to reduce the certificate  principal balance of any of the Class A-2, Class A-3 and Class
                                   M Certificates and remaining unreimbursed, but only to the extent of subsequent recoveries;
                              2.   As part of the Principal  Distribution  Amount,  to pay to the holders of the Offered  Certificates then  entitled to receive  distribution  of principal  (as  described  above) in reduction of their certificate  principal balances,  the principal portion of realized losses incurred on the Mortgage
                                   Loans for the preceding calendar month;
                              3.   To pay any  Overcollateralization  Increase  Amount to the class or  classes of  certificates  then entitled to receive distributions in respect of principal;
                              4.   To pay the  holders  of the Class A  Certificates  and  Class M  Certificates,  pro rata,  based on
                                   Prepayment Interest Shortfalls  allocated thereto, the amount of any Prepayment Interest Shortfalls allocated  thereto  for that  Distribution  Date,  to the extent not  covered  by  Eligible  Master
                                   Servicing Compensation on that Distribution Date;
                              5.   To pay the holders of the Class A Certificates and Class M Certificates,  pro rata, based on unpaid
                                   Prepayment Interest  Shortfalls  previously  allocated thereto,  any Prepayment Interest Shortfalls remaining unpaid from prior Distribution Dates together with interest thereon;
                              6.   To the  holders  of the Class A  Certificates,  pro rata,  and then to the  holders  of the Class M
                                   Certificates,  in order of  priority,  any Interest  Carryforward  Amounts  allocated  thereto that remains unpaid as of the Distribution Date;
                              7.   To the  holders  of the  Class A  Certificates,  pro  rata,  then  to the  holders  of the  Class M
                                   Certificates,  in order of  priority,  any Basis Risk  Shortfalls  allocated  thereto  that remains unpaid as of the Distribution Date;
                              8.   To pay the holders of the Class A Certificates and Class M Certificates,  pro rata, based on Relief
                                   Act  Shortfalls  allocated  thereto  on that  Distribution  Date,  the  amount  of any  Relief  Act
                                   Shortfalls occurring in the current interest accrual period;
                              9.   To pay the  holders  of the Class A-2  Certificates  first,  then to the  holders  of the Class A-3
                                   Certificates,  and then to the  holders  of the Class M  Certificates,  in order of  priority,  the principal portion of any realized losses previously allocated thereto that remain unreimbursed;
                              10.  To the supplemental  interest trust for the payment of any remaining Swap Termination  Payments due to a swap provider trigger event; and
                              11.  To pay the holders of the Class SB Certificates and Class R Certificates  any balance  remaining in accordance with the terms of the pooling and servicing agreement.

Allocation of Losses:         Realized  losses on the  Mortgage  Loans will be  allocated  as follows:  first,  to Net Monthly  Excess
                              Cashflow;  second,  by a reduction in the  Overcollateralization  Amount until reduced to zero; third to the Class M-9  Certificates  until the certificate  principal  balance thereof has been reduced to zero, fourth to the Class M-8 Certificates  until the certificate  principal  balance thereof has been reduced to zero; fifth to the Class M-7 Certificates  until the certificate  principal  balance thereof has been reduced to zero;  sixth, to the Class M-6 Certificates  until the certificate  principal balance thereof has been  reduced  to zero;  seventh,  to the Class M-5  Certificates  until the  certificate  principal balance thereof has been reduced to zero;  eighth,  to the Class M-4 Certificates  until the certificate principal  balance  thereof has been reduced to zero;  ninth,  to the Class M-3  Certificates  until the certificate  principal  balance thereof has been reduced to zero;  tenth, to the Class M-2  Certificates until the certificate  principal  balance thereof has been reduced to zero;  eleventh,  to the Class M-1
                              Certificates until the certificate  principal balance thereof has been reduced to zero,  twelfth, to the
                              Class A-3  Certificates  until the certificate  principal  balance thereof has been reduced to zero, and thirteenth,  to the Class A-2  Certificates  until the  certificate  principal  balance thereof has been reduced to zero.  There will be no realized  losses  allocated to the Class A-1  Certificates  until the final Distribution Date.

Appendix A

Swap Agreement.  On the Closing Date, the Supplemental Interest Trust Trustee will enter into a swap agreement with an initial swap notional amount beginning on the May 2007 Distribution Date of
$336,728,763. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement (except for the first Distribution Date), the supplemental interest trust shall be obligated to pay an amount equal to a per annum rate of 5.02% (on an actual/360 basis) on the swap notional amount to the Swap Provider and the supplemental interest trust will be entitled to receive an amount equal to a per annum rate of one-month LIBOR (on an actual/360 basis), on the swap notional amount from the Swap
Provider.

                                              Swap Schedule
------------- ---------------- --------------------- -- ---------- --------------- ----------------------
               Distribution       Swap Notional                     Distribution   Swap Notional Amount
   Period          Date             Amount ($)           Period         Date                ($)
------------- ---------------- --------------------- -- ---------- --------------- ----------------------
     1           25-Apr-07             N/A                 32        25-Nov-09          110,340,669
------------- ---------------- --------------------- -- ---------- --------------- ----------------------
     2           25-May-07         336,728,763             33        25-Dec-09          106,301,074
------------- ---------------- --------------------- -- ---------- --------------- ----------------------
     3           25-Jun-07         324,446,092             34        25-Jan-10          102,407,972
------------- ---------------- --------------------- -- ---------- --------------- ----------------------
     4           25-Jul-07         312,611,791             35        25-Feb-10          98,656,020
------------- ---------------- --------------------- -- ---------- --------------- ----------------------
     5           25-Aug-07         301,209,401             36        25-Mar-10          95,040,070
------------- ---------------- --------------------- -- ---------- --------------- ----------------------
     6           25-Sep-07         290,223,070             37        25-Apr-10          91,555,161
------------- ---------------- --------------------- -- ---------- --------------- ----------------------
     7           25-Oct-07         279,637,530             38        25-May-10          88,195,703
------------- ---------------- --------------------- -- ---------- --------------- ----------------------
     8           25-Nov-07         269,438,078             39        25-Jun-10          84,956,747
------------- ---------------- --------------------- -- ---------- --------------- ----------------------
     9           25-Dec-07         259,610,553             40        25-Jul-10          81,835,159
------------- ---------------- --------------------- -- ---------- --------------- ----------------------
     10          25-Jan-08         250,141,314             41        25-Aug-10          78,826,661
------------- ---------------- --------------------- -- ---------- --------------- ----------------------
     11          25-Feb-08         241,017,224             42        25-Sep-10          75,926,540
------------- ---------------- --------------------- -- ---------- --------------- ----------------------
     12          25-Mar-08         232,225,632             43        25-Oct-10          73,131,457
------------- ---------------- --------------------- -- ---------- --------------- ----------------------
     13          25-Apr-08         223,754,351             44        25-Nov-10          70,437,586
------------- ---------------- --------------------- -- ---------- --------------- ----------------------
     14          25-May-08         215,591,644             45        25-Dec-10          67,841,239
------------- ---------------- --------------------- -- ---------- --------------- ----------------------
     15          25-Jun-08         207,726,206             46        25-Jan-11          65,338,494
------------- ---------------- --------------------- -- ---------- --------------- ----------------------
     16          25-Jul-08         200,147,149             47        25-Feb-11          62,926,324
------------- ---------------- --------------------- -- ---------- --------------- ----------------------
     17          25-Aug-08         192,843,985             48        25-Mar-11          60,601,433
------------- ---------------- --------------------- -- ---------- --------------- ----------------------
     18          25-Sep-08         185,806,613             49        25-Apr-11          58,360,643
------------- ---------------- --------------------- -- ---------- --------------- ----------------------
     19          25-Oct-08         179,025,304             50        25-May-11          56,200,893
------------- ---------------- --------------------- -- ---------- --------------- ----------------------
     20          25-Nov-08         172,490,686             51        25-Jun-11          54,118,748
------------- ---------------- --------------------- -- ---------- --------------- ----------------------
     21          25-Dec-08         166,193,733             52        25-Jul-11          52,110,806
------------- ---------------- --------------------- -- ---------- --------------- ----------------------
     22          25-Jan-09         160,125,749             53        25-Aug-11          50,175,487
------------- ---------------- --------------------- -- ---------- --------------- ----------------------
     23          25-Feb-09         154,278,362             54        25-Sep-11          48,309,375
------------- ---------------- --------------------- -- ---------- --------------- ----------------------
     24          25-Mar-09         148,643,503             55        25-Oct-11          46,507,475
------------- ---------------- --------------------- -- ---------- --------------- ----------------------
     25          25-Apr-09         143,213,403             56        25-Nov-11          44,770,839
------------- ---------------- --------------------- -- ---------- --------------- ----------------------
     26          25-May-09         137,980,577             57        25-Dec-11          43,096,337
------------- ---------------- --------------------- -- ---------- --------------- ----------------------
     27          25-Jun-09         132,937,817             58        25-Jan-12          41,447,934
------------- ---------------- --------------------- -- ---------- --------------- ----------------------
     28          25-Jul-09         128,078,177             59        25-Feb-12          39,798,118
------------- ---------------- --------------------- -- ---------- --------------- ----------------------
     29          25-Aug-09         123,394,968             60        25-Mar-12          38,209,371
------------- ---------------- --------------------- -- ---------- --------------- ----------------------
     30          25-Sep-09         118,881,747             61        25-Apr-12              N/A
------------- ---------------- --------------------- -- ---------- --------------- ----------------------
     31          25-Oct-09         114,532,307
------------- ---------------- --------------------- -- ---------- --------------- ----------------------

We and our affiliates,  officers, directors,  partners and employees,  including persons  involved in the preparation or issuance of this material may, from time to time,  have  long or short  positions  in,  and buy or sell,  the  securities mentioned herein or derivatives thereof (including  options).  Any discussion of
U.S.  Federal Tax issues set forth in this Term Sheet was written to support the promotion and marketing of the Offered  Certificates.  Such  discussion  was not intended  or  written  to be used,  and  cannot be used,  by any  person for the purpose of avoiding an U.S.  federal tax  penalties  that may be imposed on such person.  Each holder  should seek advice based on its  particular  circumstances from an  independent  tax advisor.  This  material is furnished to you solely by
Goldman, Sachs & Co., acting as underwriter and not as agent of the issuer.

Stats
As of Date: 20070301
Count: 924
Current Balance: $351,233,060.23
AverageCurBal: $380,122.36
OrigWAC: 7.278
GWAC: 7.278
NetWAC: 6.853
GrossMargin: 2.250
NetMargin: 1.825
FICO: 715
Original LTV: 72.85
% Silent Seconds: 42.03
%CA: 56.31%
WALA: 1
OrigTerm: 360
WAM: 359
PerCap: 0.000
MaxRate: 9.950
Months to Roll: 59
Maximum 1 Zip Concentration: 0.689%

Prepayment Penalty           Count          Balance   Percent     GWAC       Margin   Net Margin      Age      FICO      LTV        %1H       %2H        %3H
_______________________________________________________________________________________________________________________________________________________________
0                              127    57,682,744.64    16.42      7.153      2.250       1.825         1        717     69.15       0.00      0.00      0.00
12                             286   114,701,456.06    32.66      7.295      2.250       1.825         1        718     72.93     100.00      0.00      0.00
24                              39    14,936,987.64     4.25      7.121      2.250       1.825         1        708     72.33       0.00    100.00      0.00
36                             472   163,911,871.89    46.67      7.325      2.250       1.825         1        713     74.15       0.00      0.00    100.00

Total:                         924   351,233,060.23   100.00      7.278      2.250       1.825         1        715     72.85      32.66      4.25     46.67

Original Rate                  Count           Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H       %3H
_______________________________________________________________________________________________________________________________________________________________
5.751 - 6.000                      2        661,488.93    0.19       6.000      2.250      1.825        1        746      64.43     0.00      0.00     100.00
6.001 - 6.250                      4      2,982,775.80    0.85       6.140      2.250      1.825        1        758      59.48     12.07     43.64     44.29
6.251 - 6.500                     38     17,655,623.25    5.03       6.469      2.250      1.825        1        739      66.86     45.35     2.33      39.99
6.501 - 6.750                     55     27,123,777.59    7.72       6.704      2.250      1.825        0        721      67.91     20.32     11.47     41.17
6.751 - 7.000                    138     51,606,250.93    14.69      6.927      2.250      1.825        1        724      71.77     31.17     3.86      46.08
7.001 - 7.250                    174     64,204,681.26    18.28      7.201      2.250      1.825        1        720      70.31     33.53     2.75      37.41
7.251 - 7.500                    262    101,687,388.50    28.95      7.448      2.250      1.825        1        713      74.05     33.61     2.76      44.41
7.501 - 7.750                    173     59,007,949.26    16.80      7.671      2.250      1.825        1        708      77.21     37.29     3.72      55.65
7.751 - 8.000                     78     26,303,124.71    7.49       7.918      2.250      1.825        1        678      77.64     26.76     5.17      68.07

Total:                           924    351,233,060.23   100.00      7.278      2.250      1.825        1        715      72.85     32.66     4.25      46.67

min: 6.000
max: 8.000
wa:  7.278

Current Rate                   Count           Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H       %3H
_______________________________________________________________________________________________________________________________________________________________
5.751 - 6.000                      2        661,488.93    0.19       6.000      2.250      1.825        1        746      64.43     0.00      0.00     100.00
6.001 - 6.250                      4      2,982,775.80    0.85       6.140      2.250      1.825        1        758      59.48     12.07     43.64     44.29
6.251 - 6.500                     38     17,655,623.25    5.03       6.469      2.250      1.825        1        739      66.86     45.35     2.33      39.99
6.501 - 6.750                     55     27,123,777.59    7.72       6.704      2.250      1.825        0        721      67.91     20.32     11.47     41.17
6.751 - 7.000                    138     51,606,250.93    14.69      6.927      2.250      1.825        1        724      71.77     31.17     3.86      46.08
7.001 - 7.250                    174     64,204,681.26    18.28      7.201      2.250      1.825        1        720      70.31     33.53     2.75      37.41
7.251 - 7.500                    261    100,823,460.73    28.71      7.446      2.250      1.825        1        713      74.04     33.90     2.78      44.79
7.501 - 7.750                    174     59,871,877.03    17.05      7.670      2.250      1.825        1        709      77.17     36.75     3.66      54.85
7.751 - 8.000                     78     26,303,124.71    7.49       7.918      2.250      1.825        1        678      77.64     26.76     5.17      68.07

Total:                           924    351,233,060.23   100.00      7.278      2.250      1.825        1        715      72.85     32.66     4.25      46.67

min: 6.000
max: 8.000
wa:  7.278

Principal Balance                  Count                     Balance     Percent          GWAC         Margin         Net Margin        Age        FICO         LTV         %1H          %2H        %3H
________________________________________________________________________________________________________________________________________________________________________________________________________
50,001 - 100,000                      7                    602,723.97      0.17          7.296          2.25            1.825            1         728         69.42       16.3         0          83.7
100,001 - 150,000                    62                  8,129,934.56      2.31          7.341          2.25            1.825            0         710         70.35       21.37        4.94       58.68
150,001 - 200,000                    99                 17,686,798.82      5.04          7.391          2.25            1.825            1         719         72.7        23.29        5.8        55.24
200,001 - 250,000                   129                 29,066,915.78      8.28          7.317          2.25            1.825            1         712         71.39       31.8         1.6        56.44
250,001 - 275,000                    56                 14,685,338.30      4.18          7.361          2.25            1.825            1         717         72.33       25.15        1.8        62.59
275,001 - 350,000                   147                 45,860,003.36     13.06          7.347          2.25            1.825            0         715         73.5        34.94        6.03       52.83
350,001 - 400,000                    72                 26,975,222.84      7.68          7.295          2.25            1.825            1         710         74.27       34.29        6.99       51.7
400,001 - 450,000                    93                 39,387,013.49     11.21          7.359          2.25            1.825            1         710         75.86       30.13        5.3        46.38
450,001 - 500,000                    67                 32,032,021.69      9.12          7.401          2.25            1.825            1         710         75.9        31.64        2.92       50.5
500,001 - 550,000                    42                 21,859,240.32      6.22          7.196          2.25            1.825            1         720         74.86       35.87        2.29       52.34
550,001 - 600,000                    26                 15,064,637.07      4.29          7.21           2.25            1.825            0         721         73.41       53.77        0          23.29
600,001 - 750,000                    68                 44,973,298.73     12.8           7.2            2.25            1.825            1         711         73.11       34.59        2.96       38.48
750,001 - 850,000                    14                 11,131,966.51      3.17          7.085          2.25            1.825            0         729         69.36       28.15         0         57.03
850,001 - 950,000                    10                  9,058,450.14      2.58          7.278          2.25            1.825            0         725         70.55       10.37         0         50.33
950,001 - 1,000,000                  17                 16,814,547.29      4.79          7.087          2.25            1.825            0         718         68.78       35.15        11.7       23.68
1,000,001 - 1,250,000                 8                  8,435,900.80      2.4           7.146          2.25            1.825            1         709         66.23       52.44         0         23.79
1,250,001 - 1,500,000                 6                  7,967,537.14      2.27          6.904          2.25            1.825            1         739         61.39       33.04        16.34       0
1,500,001 - 1,750,000                 1                  1,501,509.42      0.43          7.5            2.25            1.825            3         767         75           0            0        100
Total:                              924                351,233,060.23      100           7.278          2.25            1.825            1         715         72.85       32.66         4.25      46.67

min:     66,000
max:  1,501,509
avg:    380,122

Original Term             Count          Balance            Percent     GWAC       Margin    Net Margin     Age    FICO      LTV      %1H      %2H      %3H
_____________________________________________________________________________________________________________________________________________________________
360                        924        351,233,060.23          100       7.278       2.25         1.825       1      715     72.85    32.66     4.25    46.67
Total:                     924        351,233,060.23          100       7.278       2.25         1.825       1      715     72.85    32.66     4.25    46.67

min:  360
max:  360
wa:   360

Balloon         Count           Balance             Percent        GWAC          Margin        Net Margin        Age          FICO          LTV           %1H            %2H           %3H
_____________________________________________________________________________________________________________________________________________________________________________________________
N                 914        346,422,838.99          98.63         7.279          2.25          1.825             1            715         72.92          32.95          4.24          46.39
Y                  10          4,810,221.24           1.37         7.23           2.25          1.825             0            736         67.97          11.56          4.93          66.88
Total:            924        351,233,060.23         100.00         7.278          2.250         1.825             1            715         72.85          32.66          4.25          46.67

Original Amortization Term          Count         Balance               Percent        GWAC        Margin         Net Margin         Age       FICO      LTV       %1H       %2H         %3H
________________________________________________________________________________________________________________________________________________________________________________________________
360                                  914      346,422,838.99             98.63         7.279       2.250            1.825             1        715      72.92      32.95     4.24        46.39
480                                   10        4,810,221.24              1.37         7.230       2.250            1.825             0        736      67.97      11.56     4.93        66.88
Total:                               924      351,233,060.23            100.00         7.278       2.250            1.825             1        715      72.85      32.66     4.25        46.67

min:  360
max:  480
wa:   362

RemTerm          Count             Balance       Percent     GWAC        Margin        Net Margin   Age     FICO      LTV      %1H       %2H      %3H
________________________________________________________________________________________________________________________________________________________
355                 1            232,319.12        0.07       6.875       2.25            1.825      5       669       49         0        0       100
356                 3          1,584,376.86        0.45       7.138       2.25            1.825      4       746    79.62      46.5        0      53.5
357                11          5,226,508.11        1.49       7.507       2.25            1.825      3       716    75.45      7.11    16.18     76.71
358                54         19,660,186.91        5.6        7.306       2.25            1.825      2       704    72.45     27.76     2.47     48.77
359               336        128,903,704.63        36.7       7.282       2.25            1.825      1       717    73.61     35.73     4.49     43.06
360               519        195,625,964.60        55.7       7.269       2.25            1.825      0       714     72.3     31.73     3.99     47.91
Total:            924        351,233,060.23       100         7.278       2.25            1.825      1       715    72.85     32.66     4.25     46.67

min:  355
max:  360
wa:   359

Age    Count           Balance          Percent      GWAC       Margin       Net Margin    Age    FICO      LTV      %1H      %2H      %3H
______________________________________________________________________________________________________________________________________________
0       519        195,625,964.60         55.7      7.269        2.25           1.825       0      714      72.3    31.73     3.99     47.91
1       336        128,903,704.63         36.7      7.282        2.25           1.825       1      717     73.61    35.73     4.49     43.06
2        54         19,660,186.91          5.6      7.306        2.25           1.825       2      704     72.45    27.76     2.47     48.77
3        11          5,226,508.11         1.49      7.507        2.25           1.825       3      716     75.45     7.11    16.18     76.71
4         3          1,584,376.86         0.45      7.138        2.25           1.825       4      746     79.62     46.5        0      53.5
5         1            232,319.12         0.07      6.875        2.25           1.825       5      669        49        0        0       100
Total:  924        351,233,060.23          100      7.278        2.25           1.825       1      715     72.85    32.66     4.25     46.67

States                Count           Balance         Percent      GWAC       Margin      Net Margin      Age     FICO     LTV       %1H      %2H      %3H
____________________________________________________________________________________________________________________________________________________________
AL                      3            785,000.00         0.22      7.596        2.25           1.825       0      687     77.73    88.92        0     11.08
AZ                     75         20,798,253.82         5.92      7.207        2.25           1.825       1      711     72.02    40.09     0.66      44.1
CA                    457        197,770,615.93        56.31      7.253        2.25           1.825       1      714     72.74    31.88     5.33     48.91
CO                     12          3,397,897.33         0.97      7.365        2.25           1.825       0      700     71.81    14.57    28.15     35.54
CT                      7          2,513,612.74         0.72      7.051        2.25           1.825       0      722     72.23    48.78        0     10.13
DC                      1            800,000.00         0.23      7.125        2.25           1.825       0      719        41        0        0         0
DE                      2            326,400.00         0.09      6.883        2.25           1.825       0      763     73.26        0        0       100
FL                    156         51,079,864.84        14.54      7.401        2.25           1.825       1      716     73.16    36.89     3.43     46.77
GA                      3            712,952.10          0.2      7.484        2.25           1.825       0      684     85.62        0        0     20.23
HI                      7          3,890,259.00         1.11      7.302        2.25           1.825       1      735     71.22    65.72        0     34.28
IA                      1            180,000.00         0.05      7.375        2.25           1.825       0      758        88        0        0         0
ID                      3            488,643.17         0.14      7.351        2.25           1.825       2      709     83.18        0        0     76.21
IL                     17          6,594,110.53         1.88      7.456        2.25           1.825       1      711      72.9    22.45        0     25.83
IN                      2            183,439.01         0.05       7.59        2.25           1.825       1      714     74.64        0        0       100
MA                      5          2,220,137.68         0.63      7.286        2.25           1.825       1      674     68.61        0        0     20.86
MD                      7          2,657,377.90         0.76      7.295        2.25           1.825       1      715        75        0    11.09     27.16
MI                      1          1,501,509.42         0.43        7.5        2.25           1.825       3      767        75        0        0       100
MN                      2            308,800.00         0.09      7.496        2.25           1.825       0      738        80        0        0     50.78
MO                      1            163,300.00         0.05      7.625        2.25           1.825       0      661        83        0        0         0
MT                      1            112,000.00         0.03       7.75        2.25           1.825       0      720        80        0        0       100
NC                      1            252,000.00         0.07       7.25        2.25           1.825       0      796        80        0        0         0
NE                      1            128,250.00         0.04      7.875        2.25           1.825       0      655        90        0        0       100
NH                      4            981,937.34         0.28      7.163        2.25           1.825       0      741      75.3        0        0     86.25
NJ                      4          1,288,139.77         0.37      7.069        2.25           1.825       0      720     67.46        0        0         0
NV                     28          8,585,725.16         2.44      7.334        2.25           1.825       0      721     71.22    15.86     3.25     60.22
NY                      9          4,035,243.95         1.15      7.423        2.25           1.825       1      695     70.44    26.69        0     45.21
OR                     13          4,647,419.87         1.32      7.161        2.25           1.825       1      723     72.88    29.37     3.39     45.67
PA                      3            556,604.78         0.16      7.411        2.25           1.825       2      722     75.76        0        0       100
SC                      4          2,521,164.57         0.72      6.958        2.25           1.825       0      741      59.5    75.61        0         0
TN                      2            459,048.00         0.13      6.893        2.25           1.825       0      732     83.06        0        0       100
TX                      9          3,769,991.57         1.07      7.339        2.25           1.825       1      713     75.63    25.46        0     63.26
UT                     12          4,071,283.47         1.16      7.148        2.25           1.825       0      737     75.82    18.55     3.15      51.4
VA                     18          5,186,775.16         1.48       7.31        2.25           1.825       1      702     78.67    35.18        0      57.9
WA                     49         17,509,140.47         4.99      7.249        2.25           1.825       0      718     74.59    48.83     3.93     39.26
WI                      2            279,414.93         0.08      7.335        2.25           1.825       1      691     72.78        0        0     31.64
WV                      1            252,727.21         0.07          7        2.25           1.825       2      772        90        0        0         0
WY                      1            224,020.51         0.06      6.875        2.25           1.825       1      798        75      100        0         0
Total:                924        351,233,060.23          100      7.278        2.25           1.825       1      715     72.85    32.66     4.25     46.67

Original LTV             Count           Balance          Percent      GWAC       Margin       Net Margi     Age     FICO     LTV       %1H      %2H       %3H
_______________________________________________________________________________________________________________________________________________________________
0.01 - 50.00               42         14,532,536.79         4.14      7.016        2.25           1.825       1      744     44.37    44.02       1.1    18.84
50.01 - 60.00              67         24,116,758.51         6.87      6.984        2.25           1.825       0      712     56.72    30.22      9.79    39.85
60.01 - 70.00             201         81,442,868.26        23.19       7.15        2.25           1.825       1      715     67.33    29.55      3.78    42.95
70.01 - 75.00             178         79,078,378.90        22.51      7.284        2.25           1.825       1      712     74.32    29.63      3.01    46.72
75.01 - 80.00             399        141,767,551.85        40.36      7.414        2.25           1.825       1      715     79.58    36.07      4.32    52.78
80.01 - 85.00               5            976,021.81         0.28      7.377        2.25           1.825       0      703      83.5        0         0    31.12
85.01 - 90.00              21          5,883,736.70         1.68      7.439        2.25           1.825       1      702     89.27    22.47     14.02    42.15
90.01 - 95.00              11          3,435,207.41         0.98      7.505        2.25           1.825       1      706        95     31.1         0    59.27
Total:                    924        351,233,060.23          100      7.278        2.25           1.825       1      715     72.85    32.66      4.25    46.67

min:  18.00
max:  95.00
wa:   72.85

Combined LTV                 Count           Balance          Percent      GWAC      Margin       Net Margin    Age    FICO     LTV       %1H      %2H       %3H
__________________________________________________________________________________________________________________________________________________________________
0.01 - 50.00                  40         13,009,376.76          3.7       6.978       2.25            1.825      0      744     43.72    47.41      1.23    21.04
50.01 - 60.00                 60         21,540,008.51         6.13       6.971       2.25            1.825      0      712     56.53    31.35     10.96    37.07
60.01 - 70.00                163         64,930,393.76        18.49       7.123       2.25            1.825      1      714     66.45    26.05      4.05    47.47
70.01 - 75.00                 96         41,476,675.09        11.81       7.289       2.25            1.825      1      716     73.72    30.11      0.79    50.88
75.01 - 80.00                213         76,530,084.86        21.79       7.427       2.25            1.825      1      709     77.68    36.59      6.62     45.6
80.01 - 85.00                 40         14,092,102.82         4.01       7.356       2.25            1.825      0      700     77.18    16.34      2.84    58.38
85.01 - 90.00                221         87,805,216.89           25        7.33       2.25            1.825      1      718     78.21    36.09      3.14    47.59
90.01 - 95.00                 91         31,849,201.54         9.07       7.376       2.25            1.825      0      721     79.44    32.61      3.89    51.33
Total:                       924        351,233,060.23          100       7.278       2.25            1.825      1      715     72.85    32.66      4.25    46.67

min:  18.00
max:  95.00
wa:   77.91

Silent Seconds              Count            Balance           Percent          GWAC       Margin        Net Margin       Age         FICO       LTV     %1H       %2H       %3H
__________________________________________________________________________________________________________________________________________________________________________________
N                            554          203,607,594.66         57.97          7.241      2.250           1.825           1           715      70.87    32.67     5.44      45.11
Y                            370          147,625,465.57         42.03          7.330      2.250           1.825           0           715      75.59    32.63     2.62      48.82
Total:                       924          351,233,060.23        100.00          7.278      2.250           1.825           1           715      72.85    32.66     4.25      46.67

FICO               Count            Balance          Percent      GWAC        Margin       Net Margin   Age    FICO     LTV       %1H      %2H       %3H
_________________________________________________________________________________________________________________________________________________________
620 - 659             79         24,897,959.94         7.09       7.458       2.25            1.825      1      642     70.93    27.79      7.82    52.58
660 - 699            289        113,323,436.50        32.26       7.352       2.25            1.825      1      680     73.74    29.79      5.84     47.4
700 - 749            341        130,698,357.51        37.21        7.27       2.25            1.825      0      722     73.79    34.14      2.53    46.48
750 - 799            194         74,889,184.35        21.32       7.161       2.25            1.825      1      771     71.43       36      2.17    44.97
800 - 819             19          7,000,121.93         1.99       6.868       2.25            1.825      1      807     63.57    34.97     20.57    32.19
820 >=                 2            424,000.00         0.12       7.466       2.25            1.825      0      825     65.14        0         0      100
Total:               924        351,233,060.23          100       7.278       2.25            1.825      1      715     72.85    32.66      4.25    46.67

nzmin:  622
max:    825
nzwa:   715

Property Type                     Count         Balance          Percent      GWAC       Margin        Net Margin    Age     FICO    LTV      %1H       %2H     %3H
______________________________________________________________________________________________________________________________________________________________________
2-4 FAMILY                         43         17,885,752.54        5.09       7.252       2.25            1.825       1      710    72.43     25.23    1.77     48.62
ATTACHED PUD                       23          6,593,534.89        1.88       7.326       2.25            1.825       1      725    78.08     51.88       0     33.55
CONDO HI-RISE                      11          6,138,790.32        1.75       7.361       2.25            1.825       2      709    71.65     57.37    5.49     37.14
CONDO LO-RISE                      63         18,913,430.92        5.38       7.357       2.25            1.825       1      729    76.84     40.15    4.36     49.65
CONDO MID-RISE                      3            563,567.62        0.16       7.503       2.25            1.825       1      718    76.33     48.62       0     51.38
DETACHED PUD                      152         60,918,737.39       17.34       7.283       2.25            1.825       1      715    73.19     34.79    3.93     40.68
LEASEHOLD                           1            295,832.76        0.08       7.625       2.25            1.825       1      721       80         0     100         0
SINGLE FAMILY                     626        238,974,413.79       68.04       7.269       2.25            1.825       0      714    72.45     31.04    4.51     48.59
TOWNHOUSE                           2            949,000.00        0.27       7.086       2.25            1.825       0      711    48.54         0       0      15.7
Total:                            924        351,233,060.23         100       7.278       2.25            1.825       1      715    72.85     32.66    4.25     46.67

Occupancy Code          Count        Balance          Percent        GWAC        Margin           Net Margin       Age         FICO           LTV         %1H      %2H        %3H
__________________________________________________________________________________________________________________________________________________________________________________
INVESTOR                 109      30,746,874.18        8.75          7.298        2.250            1.825            1          727            70.80      37.07     5.04       50.52
OWNER OCCUPIED           756     303,293,266.23       86.35          7.276        2.250            1.825            1          713            72.87      31.68     4.37       47.29
SECOND HOME               59      17,192,919.82        4.90          7.284        2.250            1.825            1          733            76.30      42.06     0.75       28.73
Total:                   924     351,233,060.23      100.00          7.278        2.250            1.825            1          715            72.85      32.66     4.25       46.67

Purpose                Count        Balance          Percent        GWAC        Margin           Net Margin       Age         FICO           LTV         %1H      %2H        %3H
__________________________________________________________________________________________________________________________________________________________________________________
CASHOUT REFI             470     173,839,133.20       49.49          7.261        2.250            1.825            1          714            69.94      31.67     3.97       52.74
PURCHASE                 131      49,211,824.77       14.01          7.305        2.250            1.825            1          725            77.04      40.44     3.89       33.99
RATE/TERM REFI           323     128,182,102.26       36.49          7.292        2.250            1.825            1          712            75.20      31.00     4.77       43.30
Total:                   924     351,233,060.23      100.00          7.278        2.250            1.825            1          715            72.85      32.66     4.25       46.67

Documentation Type      Count        Balance          Percent        GWAC        Margin           Net Margin       Age         FICO           LTV         %1H      %2H        %3H
__________________________________________________________________________________________________________________________________________________________________________________
FULL/ALT DOC             125      38,200,085.09       10.88          7.130        2.250            1.825            1          722            72.72      32.24     6.30       47.19
REDUCED DOC              756     313,032,975.14       89.12          7.297        2.250            1.825            1          714            72.87      32.71     4.00       46.60
Total:                   924     351,233,060.23      100.00          7.278        2.250            1.825            1          715            72.85      32.66     4.25       46.67

Index                   Count        Balance          Percent        GWAC        Margin           Net Margin       Age         FICO           LTV         %1H      %2H        %3H
__________________________________________________________________________________________________________________________________________________________________________________
1 MO LIBOR                55      22,324,324.97        6.36          7.297        2.250            1.825            1          713            72.08      29.32     9.58       44.02
1 YR LIBOR                20       7,134,303.29        2.03          6.971        2.250            1.825            0          720            75.88      38.67     0.00       45.32
6 MO LIBOR                 1         800,000.00        0.23          7.125        2.250            1.825            0          719            41.00       0.00     0.00        0.00
MTA                      848     320,974,431.97       91.39          7.284        2.250            1.825            1          715            72.92      32.84     3.99       47.00
Total:                   924     351,233,060.23      100.00          7.278        2.250            1.825            1          715            72.85      32.66     4.25       46.67

Gross Margins           Count        Balance          Percent        GWAC        Margin           Net Margin       Age         FICO           LTV         %1H      %2H        %3H
__________________________________________________________________________________________________________________________________________________________________________________
2.001 - 2.500            924     351,233,060.23      100.00          7.278        2.250            1.825            1          715            72.85      32.66     4.25       46.67
Total:                   924     351,233,060.23      100.00          7.278        2.250            1.825            1          715            72.85      32.66     4.25       46.67

min:  2.250
max:  2.250
wa:   2.250

Max Rate               Count        Balance          Percent        GWAC        Margin           Net Margin       Age         FICO           LTV         %1H      %2H        %3H
__________________________________________________________________________________________________________________________________________________________________________________
9.950                    924     351,233,060.23      100.00          7.278        2.250            1.825            1          715            72.85      32.66     4.25       46.67
Total:                   924     351,233,060.23      100.00          7.278        2.250            1.825            1          715            72.85      32.66     4.25       46.67

min:  9.950
max:  9.950
wa:   9.950

Months to Roll  Count           Balance          Percent        GWAC          Margin        Net Margin        Age          FICO           LTV           %1H            %2H           %3H
__________________________________________________________________________________________________________________________________________________________________________________________
55               1            232,319.12           0.07         6.875          2.25          1.825             5            669            49              0             0            100
56               3          1,584,376.86           0.45         7.138          2.25          1.825             4            746         79.62           46.5             0           53.5
57              11          5,226,508.11           1.49         7.507          2.25          1.825             3            716         75.45           7.11         16.18          76.71
58              54         19,660,186.91            5.6         7.306          2.25          1.825             2            704         72.45          27.76          2.47          48.77
59             336        128,903,704.63           36.7         7.282          2.25          1.825             1            717         73.61          35.73          4.49          43.06
60             519        195,625,964.60           55.7         7.269          2.25          1.825             0            714          72.3          31.73          3.99          47.91
Total:         924        351,233,060.23            100         7.278          2.25          1.825             1            715         72.85          32.66          4.25          46.67

min:  55
max:  60
wa:   59

NegAm Limit              Count        Balance          Percent        GWAC        Margin           Net Margin       Age         FICO           LTV         %1H      %2H        %3H
__________________________________________________________________________________________________________________________________________________________________________________
110%                       9       4,035,243.95        1.15          7.423        2.250            1.825            1          695            70.44      26.69     0.00       45.21
115%                     915     347,197,816.28       98.85          7.277        2.250            1.825            1          715            72.88      32.73     4.30       46.68
Total:                   924     351,233,060.23      100.00          7.278        2.250            1.825            1          715            72.85      32.66     4.25       46.67